
                                                                   Exhibit 10.34


                               WILLEY BROTHERS INC

                            BRANDPARTNERS GROUP, INC

                                       And

                          CORPORATE MEZZANINE II, L.P.
                          SUBORDINATED NOTE AND WARRANT
                               PURCHASE AGREEMENT

                                OCTOBER 22, 2001
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                                TABLE OF CONTENTS
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                                                                                                    PAGE
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1.       Definitions .............................................................................     1

         1.1      Definitions ....................................................................     1

         1.2      Accounting Terms ...............................................................    12

         1.3      Knowledge of an Issuer Party ...................................................    12

         1.4      Definitional Provisions ........................................................    12

2.       Purchase and Sale of Notes and Warrants .................................................    12

         2.1      Purchase and Sale of the Notes and Warrants ....................................    12

         2.2      Fees and Closing; Placement Fee ................................................    13

         2.3      Closing ........................................................................    13

         2.4      Financial Accounting Positions; Tax Reporting ..................................    13

         2.5      Payments .......................................................................    13

         2.6      Taxes, Etc .....................................................................    14

3.       Conditions to Obligations of CMII to Purchase the Notes and Warrants ....................    17

         3.1      Representations and Warranties .................................................    17

         3.2      Compliance with this Agreement .................................................    17

         3.3      Secretary's Certificates .......................................................    17

         3.4      Documents; Due Diligence .......................................................    17

         3.5      Purchase of Notes and Warrants Permitted by Applicable Laws ....................    18

         3.6      Opinion of Counsel .............................................................    18

         3.7      Approval Of Counsel To CMII ....................................................    18

         3.8      Consents and Approvals .........................................................    18

         3.9      No Material Judgment or Order ..................................................    18

         3.10     Good Standing Certificates .....................................................    19

         3.11     No Material Adverse Change .....................................................    19

         3.12     Warrants .......................................................................    19

         3.13     Amendment of Senior Credit Agreement ...........................................    19

         3.14     Reserved .......................................................................    19

                                       i
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         3.15     Notes ..........................................................................    19

         3.16     Subordination Agreement ........................................................    19

         3.17     Fees ...........................................................................    19

         3.18     Reserved .......................................................................    20

         3.19     Reserved .......................................................................    20

         3.20     Registration Rights Agreement ..................................................    20

         3.21     Reserved .......................................................................    20

         3.22     Disbursement Letter ............................................................    20

         3.23     Lien Searches ..................................................................    20

         3.24     Certificates ...................................................................    20

4.       Conditions to the Obligation of BPG and Willey to Issue and Sell the Notes and Warrants .    20

         4.1      Representations and Warranties .................................................    20

         4.2      Compliance with this Agreement .................................................    21

5.       Representations and Warranties of Issuer Parties ........................................    21

         5.1      Disclosure .....................................................................    21

         5.2      No Material Adverse Effect .....................................................    21

         5.3      No Default .....................................................................    21

         5.4      Organization, Powers, Capitalization and Good Standing .........................    21

         5.5      Financial Statements and Projections ...........................................    22

         5.6      Intellectual Property ..........................................................    23

         5.7      Investigations, Audits, etc ....................................................    23

         5.8      Employee Matters ...............................................................    24

         5.9      Solvency .......................................................................    24

         5.10     Reserved .......................................................................    24

         5.11     Use of Proceeds; Margin Regulations ............................................    24

         5.12     Litigation .....................................................................    24

         5.13     ERISA ..........................................................................    25

         5.14     Environmental Matters ..........................................................    25

         5.15     Investment Company/Government Regulations ......................................    26

                                       ii
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         5.16     Reserved .......................................................................    26

         5.17     Private Offering ...............................................................    26

         5.18     Broker's, Finder's or Similar Fees .............................................    26

         5.19     Employee Benefit Plans .........................................................    27

         5.20     Insurance ......................................................................    27

         5.21     Investments ....................................................................    27

         5.22     Other Documents ................................................................    27

6.       Representations and Warranties of CMII ..................................................    28

         6.1      Authorization; No Contravention ................................................    28

         6.2      Binding Effect .................................................................    28

         6.3      No Legal Bar ...................................................................    28

         6.4      Purchase for Own Account .......................................................    28

         6.5      ERISA ..........................................................................    29

         6.6      Broker's, Finder's or Similar Fees .............................................    29

         6.7      Governmental Authorization; Third Party Consent ................................    29

         6.8      Accredited Investor ............................................................    29

         6.9      Litigation .....................................................................    30

7.       Indemnification .........................................................................    30

         7.1      Indemnification ................................................................    30

         7.2      Notification ...................................................................    31

         7.3      Survival of Indemnification Provisions .........................................    31

8.       Covenants ...............................................................................    32

         8.1      Affirmative Covenants ..........................................................    32

         8.2      Negative Covenants .............................................................    40

         8.3      Financial Covenants ............................................................    47

9.       Prepayment ..............................................................................    48

         9.1      Optional Prepayment ............................................................    48

         9.2      Mandatory Prepayment ...........................................................    48

10.      Miscellaneous ...........................................................................    48

         10.1     Survival of Representations and Warranties .....................................    48

                                      iii
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         10.2     Notices ........................................................................    48

         10.3     Successors and Assigns .........................................................    50

         10.4     Amendment and Waiver ...........................................................    50

         10.5     Signatures and Counterparts ....................................................    51

         10.6     Headings .......................................................................    51

         10.7     GOVERNING LAW ..................................................................    51

         10.8     WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION ..................................    52

         10.9     Severability ...................................................................    53

         10.10    Rules of Construction ..........................................................    53

         10.11    Entire Agreement ...............................................................    53

         10.12    Certain Expenses ...............................................................    53

         10.13    Publicity ......................................................................    54

         10.14    Further Assurances .............................................................    54

         10.15    Note Register ..................................................................    54

         10.16    Multiple Holders ...............................................................    54

         10.17    Confidentiality ................................................................    55



Exhibit A         Form of Note ...................................................................    A-1
Exhibit B         Compliance Certificate .........................................................    B-1
Exhibit C         Form of Opinion of Counsel .....................................................    C-1
Exhibit D         Form of Subordination Agreement ................................................    D-1
Exhibit E         Form of Warrant ................................................................    E-1
Exhibit F         Form of Registration Rights Agreement ..........................................    F-1
Exhibit G         Form of Subsidiary Guarantee ...................................................    G-1

Schedule 5.4(a)            Jurisdictions of Organization
Schedule 5.4(b)            Capitalization
Schedule 5.4(d)            Foreign Qualifications
Schedule 5.5               Financial Statements and Projections
Schedule 5.6               Intellectual Property
Schedule 5.7               Investigations and Audits
Schedule 5.8               Employee Matters
Schedule 5.12              Litigation
Schedule 5.14              Environmental Matters

                                       iv
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Schedule 5.18              Broker's, Finder's or Similar Fees
Schedule 5.19              Employee Benefit Plans
Schedule 5.20              Insurance
Schedule 5.21              Investments
Schedule 5.22              Material Agreements
Schedule 8.2(a)(ii)        Existing Indebtedness
Schedule 8.2(b)(ii)        Existing Liens
Schedule 8.2(h)            Restrictive Agreements

                                                                       EXECUTION

SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT (this "AGREEMENT"), dated as of October 22, 2001,

BY AND AMONG

BRANDPARTNERS GROUP, INC, a Delaware corporation ("BPG"),

WILLEY BROTHERS INC., a New Hampshire corporation ("WILLEY"), and

CORPORATE MEZZANINE II, L.P., a British Virgin Island limited partnership (together with its successors and registered assigns, subject to Section 10.16, "CMII").

WITNESSETH:

WHEREAS, Willey wishes to sell to CMII, and CMII wishes to purchase from Willey, Notes (as hereinafter defined) in the aggregate principal amount of US$5,000,000 upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, BPG wishes to sell to CMII and CMII wishes to purchase from BPG certain warrants to purchase 405,000 shares of common stock (collectively, together with any replacements or additional warrants issued in connection therewith, the "WARRANTS"), upon the terms and subject to the conditions hereinafter set forth and in the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS

1.1      Definitions

         As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "AFFILIATE" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "AGREEMENT" shall mean this Subordinated Note and Warrant Purchase Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

         "BPG" shall have the meaning assigned to such term in the recitals hereto.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "CAPITAL EXPENDITURES" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

         "CAPITAL LEASE OBLIGATIONS" shall mean any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "CASH INTEREST EXPENSE" shall mean, with respect to any Person for any period, the Interest Expense of such Person for such period less all non-cash items constituting Interest Expense during such period (including, without limitation, (i) amortization of debt discounts, (ii) amortization of Closing Date fees and expenses and (iii) payments of interest on Indebtedness by issuance of Indebtedness).

         "CHANGE IN CONTROL" shall mean (i) BPG shall cease to own and control beneficially and of record, free and clear of all Liens, other encumbrances, or voting agreements, restrictions or trusts of any kind, 67% of the equity interests of Willey, (ii) Jeffrey Silverman ceases to be the Chairman of the Board of BPG or (iii) Jeffrey Silverman ceases to own and control beneficially, pursuant to Rule 13d-3 under the Exchange Act, at least 1,500,0000 shares of common stock of BPG (or an equivalent number after giving effect to splits, combinations, reclassifications and similar events).

         "CLOSING" shall have the meaning given that term in Section 2.3.

         "CLOSING DATE" shall have the meaning given that term in Section 2.3.

         "COMPLIANCE CERTIFICATE" shall mean a certificate in substantially the same form as Exhibit B signed by a Financial Officer of any Issuer Party and delivered by such Issuer Party to CMII.

         "CONSOLIDATED" shall mean the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         "CONTROL" shall mean, with respect to a specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

         "CMII" shall have the meaning assigned to such term in the preamble hereto.

         "CONDITION OF BPG" shall mean the assets, business, properties, prospects, operations and financial condition of BPG and its Subsidiaries taken as a whole.

         "CONDITION OF WILLEY" shall mean the assets, business, properties, prospects, operations and financial condition of Willey and its Subsidiaries taken as a whole.

         "CONTRACTUAL OBLIGATIONS" as applied to any Person shall mean any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Transactions Documents.

         "DEFAULT" shall mean any Event of Default or any event that would constitute an Event of Default but for the requirement expressly set forth in Section 7 of the Notes that notice be given or time elapse or both.

         "DEFERRED AMOUNT" shall have the meaning assigned to such term in
         Section 8.2(f).

         "DEFINED BENEFIT PLAN" shall mean a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Internal Revenue Code, whether funded or unfunded, qualified or non-qualified (whether or not subject to ERISA or the Internal Revenue Code).

         "EBITDA" shall mean with respect to any fiscal period, the Consolidated Net Income of Willey and its Subsidiaries in such period plus (to the extent deducted in determining such Consolidated Net Income) the sum of
         (i) the Interest Expense of Willey and its Subsidiaries in such period, plus (ii) depreciation, amortization and other noncash charges of Willey and its subsidiaries in such period, plus (iii) all income and franchise taxes of Willey and its Subsidiaries paid or provided for in such period, on a Consolidated basis in conformity with GAAP; provided, however, that Growth Capital Expenditures in amounts not to exceed $200,000 in Fiscal Year, 2001 and $750,000 in each of Fiscal Years 2002 and 2003, (upon notification thereof in writing to CMII together with reasonable supporting documentation) shall be permitted to be added back into EBITDA in each such respective Fiscal Year but no other Fiscal Year.

         "ENVIRONMENTAL LAW" shall mean any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, relating to pollution or protection of the environment, protection of occupational health or safety or protection or preservation of natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" shall mean any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Issuer Party, or under common control with any Issuer Party, within the meaning of
         Section 414 of the Internal Revenue Code.

         "ERISA EVENT" shall mean (a) any "reportable event," as defined in
         Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to
         Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;
         (d) the incurrence by any Issuer Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Issuer Party or any ERISA Affiliate from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Issuer Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Issuer Party or any ERISA Affiliate of any notice, concerning the imposition of liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in the Notes.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

         "EXERCISABLE SHARES" shall have the meaning assigned to that term in
         Section 8.1(n).

         "FINANCIAL OFFICER" shall mean, with respect to any Person, the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of such Person.

         "FISCAL YEAR" shall mean a year ending December 31.

         "FULLY LOADED FIXED CHARGE COVERAGE RATIO" shall mean the ratio of (A) EBITDA minus Capital Expenditures to (B) the sum of (i) Interest Expense, (ii) scheduled principal payments of Indebtedness under the Senior Credit Agreement and under the Notes, (iii) payments of Capitalized Lease Obligations and (iv) taxes.

         "GAAP" shall mean the generally accepted accounting principles in the United States of America in effect from time to time.

         "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GROWTH CAPITAL EXPENDITURES" shall mean certain one-off expenditures not included as Capital Expenditures to be funded solely from the proceeds of the Notes and utilized to develop and grow the business of Willey.

         "GUARANTEE" of or by any Person (the "GUARANTOR") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof,
         (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "GUARANTOR" shall mean each Person that has issued a Guarantee of the Obligations.

         "HAZARDOUS MATERIALS" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "HEDGING AGREEMENT" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement

         "INDEBTEDNESS" as applied to any Person, shall mean, without duplication, (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (b) all obligations of other Persons which such Person has Guaranteed, (c) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and (d) in the case of Willey (without duplication), the Obligations.

         "INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of (i) EBITDA for such period less all non-financed Capital Expenditures made in such period less dividends and distributions made by Willey to the extent permitted under this Agreement and paid during such period to (ii) the Cash Interest Expense of Willey for such period.

         "INDEMNIFIED PARTY" shall have the meaning assigned to that term in
         Section 7.1.

         "INTEREST EXPENSE" shall mean, for any period, the sum of total interest expense (including that portion attributable to Capitalized Lease Obligations in accordance with GAAP and capitalized interest) of Willey and its Subsidiaries on a Consolidated basis with respect to all outstanding Indebtedness of Willey and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to Letters of Credit and banker's acceptance financing.

         "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor statute thereto), and the regulations promulgated and rulings issued thereunder.

         "INVESTMENT" shall mean (i) any direct or indirect purchase or other acquisition by Willey or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, or ownership interest in, any other Person; and (ii) any direct or indirect loan, advance or capital contribution by Willey or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

         "LC GUARANTY" shall mean any guarantee pursuant to which a Senior Lender or any Affiliate of a Senior Lender shall guaranty the payment or performance by Willey of its reimbursement obligation under any Letter of Credit.

         "LETTERS OF CREDIT" shall mean any letter of credit, including without limitation, standby letters of credit and documentary letters of credit issued by a Senior Lender or any Affiliates of a Senior Lender for the account of Willey.

         "ISSUER PARTY" shall mean, at any time, Willey and its Subsidiaries and BPG.

         "LIABILITIES" shall have the meaning assigned to that term in Section 7.1.

         "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "MANAGEMENT FEE" shall mean the fees paid by Willey to BPG for managing the business of Willey, which fees shall be paid quarterly and shall not exceed $100,000 per quarter.

         "MATERIAL ADVERSE EFFECT" shall mean as to any Person, a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of such Person and its Subsidiaries taken as a whole, (b) the ability of any such Person to perform any of its material obligations under this Agreement and the other Transaction Documents, taken as a whole, or (c) the rights of or benefits available to the holders of the Notes or Warrants under this Agreement and the other Transaction Documents, taken as a whole.

         "MATURITY DATE" shall have the meaning assigned to such term in the Note(s).

         "MONEY BORROWED" shall mean (i) Indebtedness arising from the lending of money by any Person to Willey or any of its Subsidiaries; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Willey or any of its Subsidiaries, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for property;
         (iii) Indebtedness that constitutes a Capitalized Lease Obligation;
         (iv) reimbursement obligations with respect to Letters of Credit or LC Guaranties and (v) Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Willey or any of its Subsidiaries.

         "NET INCOME" shall mean, for any period, the net income (or loss) of Willey and its Subsidiaries on a Consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded therefrom (i) the income (or loss) of any Person (other than a Subsidiary of Willey) in which any other Person (other than Willey or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Willey or any of its Subsidiaries by such Person during such period, (ii) the income of any Subsidiary of Willey to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "NOTE" shall mean each subordinated promissory note due October 22, 2008, to be purchased by CMII from Willey on the Closing Date, which promissory notes shall be substantially in the form attached hereto as Exhibit A and which shall be in the aggregate principal amount of US$5,000,000, as each may be amended, modified, replaced, substituted or renewed from time to time in accordance with their terms

         "OBLIGATIONS" shall mean the obligations, liabilities and indebtedness of the Issuer Parties under the Transaction Documents including, without limitation, (a) the obligation to pay principal, interest (including, without limitation, interest accrued after the commencement of a proceeding under the Bankruptcy Code in which any Issuer Party is a debtor, whether or not a claim in respect of such interest is an allowed claim in such proceeding), charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts (including amounts payable as the purchase price (together with interest thereon and other amounts payable in connection therewith) in connection with any repurchase by BPG of the Warrants) payable by any Issuer Party under any Transaction Document and (b) the obligation of any Issuer Party to reimburse any amount in respect of any of the foregoing that CMII, in accordance with the provisions of any Transaction Document, may elect to pay or advance on behalf of any Issuer Party.

         "PERMITTED ENCUMBRANCES" shall mean:

         (a) Liens imposed by law for taxes, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 8.2(g);

         (b) Liens arising in the ordinary course of Willey's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Willey or materially impair the use thereof in the operation of Willey's business;

         (c)      omitted;

         (d)      omitted;

         (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7(a)(x) of a Note;

         (f)      omitted;

         (g) Liens securing Indebtedness owing by Willey to one of Willey's Subsidiaries or by one of Willey's Subsidiaries to Willey or another Subsidiary of Willey; and

         (h)      such other Liens as CMII may hereafter approve in writing.

         provided, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness or Money Borrowed.

        "PERMITTED INVESTMENTS" shall mean:

         (a) any Property received in connection with a bankruptcy proceeding or a settlement;

         (b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or Moody's Investors Service, Inc.;

         (d) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $100,000,000;

         (e) investments in money market mutual funds having assets in excess of $2,000,000,000;

         (f) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

         (g)      investments in a Subsidiary that has complied with Section
                  8.1(j).

         "PERMITTED PURCHASE MONEY INDEBTEDNESS" shall mean Purchase Money Indebtedness of Willey and its Subsidiaries incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other Purchase Money Indebtedness and Capitalized Lease Obligations of Willey and its Subsidiaries at the time outstanding, does not exceed $1,000,000. For purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

         "PERMITTED SELLER NOTES AMOUNT" shall mean the sum of the $7.5 Million Note Amount (as such term in defined in the Senior Credit Agreement as in effect on the Closing Date) and the Two Million Note Amount (as such term in defined in the Senior Credit Agreement as in effect on the Closing Date).

         "PERMITTED SELLER NOTES PRINCIPAL" shall have the meaning given in the Senior Credit Agreement as in effect on the Closing Date.

         "PERSON" shall mean and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

         "PLANS" shall have the meaning given in Section 5.19.

         "PROJECTIONS" shall mean forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared, to the extent applicable, on a division-by-division and Subsidiary-by-Subsidiary basis on a consistent basis with any historical financial statements, together with appropriate supporting details and a statement of material underlying assumptions.

         "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, general or intangible.

         "PURCHASE MONEY INDEBTEDNESS" shall mean and include (i) Indebtedness for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

         "PURCHASE MONEY LIEN" shall mean a Lien upon fixed assets of Willey or any of its Subsidiaries which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement substantially in the form of Exhibit F hereto, as the same may be amended, modified or supplemented from time to time.

         "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all rulings and interpretations thereunder or thereof.

         "REQUIREMENTS OF LAW" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "RESTRICTED JUNIOR PAYMENT" shall mean: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity security of, or ownership interest in, Willey or any Subsidiary thereof now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of, or ownership interest in, Willey or any Subsidiary thereof now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Obligations; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of, or ownership interest in, Willey or any Subsidiary thereof now or hereafter outstanding other than pursuant to the Warrants or in connection with transactions relating to the Warrants or Put Notes (as such term is defined in the Warrants).

         "SEC" shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

         "SELLER NOTES" shall have the meaning given in the Senior Credit Agreement as in effect on the Closing Date.

         "SENIOR CREDIT AGREEMENT" shall mean the credit agreement dated as of January 11, 2001 among Willey and Fleet Capital Corporation, as amended from time to time in accordance with its terms and the terms of Section
         3.4.2 of the Subordination Agreement. References to the "Senior Credit Agreement as in effect on the Closing Date" shall mean and refer to the Senior Credit Agreement as amended through the amendments contained in the Second Amendment and Waiver Agreement, dated the date hereof, between Willey and Fleet Capital Corporation.

         "SENIOR DEBT" has the meaning given to "Bank Indebtedness" in the Subordination Agreement.

         "SENIOR DOCUMENTS" shall mean "Bank Documents" as defined in the Subordination Agreement.

         "SENIOR LENDERS" shall mean each Person that is or shall become a Lender under the Senior Credit Agreement for so long as such Person shall be a party to that agreement.

         "SUBORDINATION AGREEMENT" shall mean a subordination and intercreditor agreement to be entered into by CMII, Willey and Fleet Capital Corporation, which agreement shall be substantially in the form of Exhibit D, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "SUBSIDIARY GUARANTEE" shall mean the guarantee substantially in the form attached hereto as Exhibit G executed and delivered by each Subsidiary of Willey at the Closing, as the same shall be amended and modified from time to time in accordance with its terms.

         "TAXES" shall have the meaning assigned to that term in Section 2.6.

         "TOTAL DEBT" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness for Money Borrowed of Willey and its Subsidiaries, including without limitation, the Senior Debt, the Notes and Capitalized Lease Obligations, determined on a consolidated basis in accordance with GAAP.

         "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Warrants, the Registration Rights Agreement, and the Subordination Agreement (and each other agreement entered into between any Issuer Party and CMII with respect to the payment of fees or otherwise in connection with any of the foregoing).

         "WARRANTS" shall mean the warrants to purchase shares of common stock of BPG to be issued pursuant to Section 2.1 substantially in the form of Exhibit E hereto, as the same may be amended, modified or supplemented from time to time.

         "WARRANT SHARES" shall mean the shares of common stock of BPG issuable upon the exercise of the Warrants.

         "WILLEY" shall have the meaning assigned to such term in the preamble hereto.

1.2      Accounting Terms

         Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that, if Willey notifies CMII that Willey requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if CMII notifies Willey that CMII requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

1.3      Knowledge of an Issuer Party

         All references to the knowledge of an Issuer Party or to facts known by an Issuer Party shall mean actual knowledge or notice of any officer of such Issuer Party or any Subsidiary or division thereof.

1.4      Definitional Provisions

         References in the Transaction Documents to any agreement or contract, or section or provision thereof or definition contained therein shall mean and be a reference to such agreement or contract, or correlative section, provision or definition as amended, amended and restated, refinanced, supplemented or otherwise modified from time to time in accordance with its terms.

2.       PURCHASE AND SALE OF NOTES AND WARRANTS

2.1      Purchase and Sale of the Notes and Warrants

                  (a) Subject to the terms and conditions herein set forth, Willey agrees that it will issue and sell to CMII, and CMII agrees that it will acquire from Willey on the Closing Date, the Notes in the aggregate original principal amount of US$5,000,000 in substantially the form attached hereto as Exhibit A, appropriately completed in conformity herewith, the purchase price for which shall be US$4,500,000;

                  (b) Subject to the terms and conditions herein set forth and in the Warrants, BPG agrees that it will issue and sell to CMII and CMII agrees that it will acquire from BPG on the Closing Date for the purchase price of $500,000 and in consideration for the purchase of the Notes, the Warrants for the purchase of, 405,000 shares of common stock of BPG (subject to adjustment as set forth in the Warrant) at a price of US$0.01 per share (subject to adjustment as set forth in the Warrant) (the "EXERCISE PRICE"). The Warrants are being issued substantially in the form of Exhibit E hereto. The holders of Warrant Shares will be entitled to the benefits of the Registration Rights Agreement; and

                  (c) Each of Willey, BPG and CMII acknowledges that the purchase prices set forth above for each of the Notes and the Warrants represent their relative fair market values, and agree to be bound by this allocation for all tax purposes pursuant to Treasury Regulation
                           Section 1.1273-2(h).

2.2      Fees and Closing; Placement Fee

         On the Closing Date, Willey shall pay to CMII a placement fee equal to US$75,000. In addition, on the Closing Date, Willey shall pay or reimburse all of CMII's reasonable out-of-pocket expenses (including reasonable lawyers' fees, charges and disbursements and reasonable consultants' fees and expenses) incurred in connection with the transactions described herein. All payments made pursuant to this
         Section 2.2 shall be made by wire transfer of immediately available funds to an account or accounts designated by CMII.

2.3      Closing

         The purchase and issuance of the Notes and the Warrants shall take place at the closing (the "CLOSING") to be held at the offices of Clifford Chance Rogers & Wells LLP in New York City, on October 22, 2001, or at such other time and place as the parties may agree upon (the date and time of the Closing, the "CLOSING DATE"). On the Closing Date, (a) Willey shall deliver its Note(s) to CMII against delivery by CMII to Willey of the purchase price therefor, and (b) BPG shall deliver the Warrants to CMII against delivery by CMII to BPG of the purchase price therefor, in each case such purchase price to be paid by wire transfer of immediately available funds to an account or accounts specified in writing by Willey or BPG, as applicable.

2.4      Financial Accounting Positions; Tax Reporting

         Each of the parties hereto agrees to take reporting and other positions with respect to the Notes and Warrants that are consistent with the purchase price of the Notes and Warrants set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or SEC rules. Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Notes and Warrants that are consistent with the purchase price of the Notes and Warrants set forth herein for all other purposes, including, without limitation, for all federal, state and local tax purposes.

2.5      Payments

         The Issuer Parties shall make all payments under the Transaction Documents irrespective of any right of counterclaim or set-off. Unless otherwise stated therein, the Issuer Parties shall make all such payments not later than 1:00 p.m. (New York City time) on the day when due in U.S. Dollars to the bank account most recently designated by CMII (by at least two Business Days' prior notice) by a wire transfer of immediately available funds, with payments being received by CMII after such time being deemed to have been received on the next succeeding Business Day. Whenever any payment under any of the Transaction Documents is stated to be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day.

2.6      Taxes, Etc.

                  (a) Any and all payments by each Issuer Party under any Transaction Document shall be made, in accordance with Section 2.5 of this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of CMII, net income taxes that are imposed by the United States and franchise taxes and net income and/or capital gain taxes that are imposed on CMII by the state or foreign jurisdiction under the laws of which CMII is organized or any political subdivision thereof or in which CMII's lending office is located or by a jurisdiction as a result of a present, former or future connection with CMII (other than a connection resulting from or attributable to such Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or any branch profits tax imposed by the United States or any similar tax imposed by any other jurisdiction in which CMII is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to in this Section 2.6 as "TAXES"). If any Issuer Party shall be required by law to deduct any Taxes from or in respect of any sum payable under any of the Transaction Documents to CMII, (i) the sum payable shall be increased by such Issuer Party as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) CMII receives an amount equal to the sum it would have received had no such deductions been made,
                           (ii) such Issuer Party shall make such deductions and withholding and (iii) such Issuer Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Issuer Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made by such Issuer Party under any of the Transaction Documents or from the execution, delivery or registration of, or otherwise with respect to, any of the Transaction Documents (referred to in this Section 2.6 as "OTHER TAXES").

                  (c) Each Issuer Party shall indemnify CMII for the full amount of Taxes and Other Taxes, and for the full amount of Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section, paid by CMII and any liability (including penalties, additions to tax, interest and expenses but excluding penalties, additions to tax, interest and expenses caused by the gross negligence or willful misconduct of CMII) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date CMII makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes by or on behalf of any Issuer Party, such Issuer Party shall furnish to CMII, at its address referred to in Section 10.2, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment under any Transaction Document by or on behalf of any Issuer Party through an account or branch outside the United States or on behalf of such Issuer Party by a payor that is not a United States person, if such Issuer Party determines that no Taxes are payable in respect thereof, such Issuer Party shall furnish, or shall cause such payor to furnish, to CMII, at such address, an opinion of counsel acceptable to CMII stating that such payment is exempt from Taxes. For purposes of this paragraph
                           (d) and Section 2.6(e), the
                           terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) CMII (and any successor or transferee of CMII organized under the laws of a jurisdiction outside the United States) shall, on or prior to the date of its execution and delivery of this Agreement as at the date hereof, and in the case of CMII or any successor or transferee of CMII after the date hereof and as soon as practicable thereafter (and from time to time thereafter if requested in writing by any Issuer Party at the time or times prescribed by law, but only so long thereafter as it remains lawfully able to do so), provide such Issuer Party with Internal Revenue Service form W8-IMY, W8-BEN and/or W8-ECI, as appropriate, or any successor form[s] prescribed by the Internal Revenue Service, certifying that the beneficial owner of the Notes is exempt from or is entitled to a reduced rate of United States withholding tax on interest payments on the Notes. If the forms provided by such Person at the time it first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until it provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered excluded from Taxes only for periods governed by such forms; provided, however, that, if at the date of the succession or transfer pursuant to which such Person becomes a party to this Agreement, its immediate predecessor was entitled to payments under Section 2.6(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term "Taxes" shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the successor/transferee on such date. If any form or document referred to in this paragraph (e) and requested by any Issuer Party pursuant to this paragraph (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required by Internal Revenue Service forms W8-IMY, W8-BEN and/or W8-ECI (including any amended or successor forms) that the provider reasonably considers to be confidential, the provider shall give notice thereof to such Issuer Party and shall not be obligated to include in such form or document such confidential information, provided that if the failure to provide such information results in the imposition of United States withholding tax at a rate in excess of the rate at which such tax would be imposed if such information were provided, then such excess withholding tax shall be considered excluded from Taxes.

                  (f) For any period with respect to which CMII or any successor or transferee of CMII has failed to provide any Issuer Party with the appropriate form described in

                           Section 2.6(e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under Section 2.6(e)), such Person shall not be entitled to indemnification under Section 2.6(a) or (c) with respect to Taxes imposed by the United States relating to interest payments on the Notes of such Issuer Party; provided, however, that should such Person become subject to Taxes because of its failure to deliver a form required hereunder, once such forms are delivered to the relevant Issuer Party, such Issuer Party shall take such reasonable steps as such Person shall reasonably request to assist such Person to recover such Taxes.

                  (g) If CMII receives a refund for (or determines that there has been an overpayment of) any Taxes or other amounts as to which CMII has been indemnified pursuant to Section 2.6(c) or on account of which additional amounts have been paid pursuant to Section 2.6(a), CMII shall promptly notify the relevant Issuer Party and pay over such refund or overpayment to such Issuer Party (but only to the extent CMII has been indemnified pursuant to Section 2.6(c)) or of additional amounts paid by such Issuer Party under this Section 2.6 with respect to Taxes or other amounts on account of which additional amounts have been paid) net of all out-of-pocket expenses of CMII and without interest (other than any interest actually received thereon from the respective Governmental Authority with respect to such refund net of any Taxes estimated by CMII to be payable by it in respect of such interest). If, at any time after CMII makes a payment to any Issuer Party pursuant to the preceding sentence, CMII determines that it was not entitled to the full amount of any refund or overpayment (together with interest thereon (if any)) reimbursed to such Issuer Party, such Issuer Party upon the demand of CMII shall promptly pay to CMII the amounts so refunded or overpaid and paid over to such Issuer Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority and attributable solely to the amount of such refund or overpayment paid over to such Issuer Party). If any Issuer Party determines in good faith that a reasonable basis exists for contesting a Tax or Other Tax, and if it so requests, CMII shall cooperate in challenging such Tax or Other Tax at such Issuer Party's expense. If CMII becomes aware that it is entitled to claim a refund in respect of a Tax or Other Tax as to which it has been indemnified by an Issuer Party pursuant to Section 2.6(c) or with respect to which an Issuer Party paid additional amounts pursuant to Section 2.6(a), it shall promptly notify the Issuer Parties of the availability of such refund claim and shall, within 30 days after receipt of a request by such Issuer Party, make a claim to the applicable Governmental Authority for such refund at such Issuer Party's expense. Nothing contained in this Section 2.6(g) shall require CMII to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Issuer, Party or any other Person.

                  (h) If an Issuer Party is required to make additional payments or indemnification payments pursuant to this
                           Section 2.6 to or on account of a party to this Agreement other than CMII or an Affiliate thereof as a result of a change in law or treaty occurring after such party first becomes a party to this Agreement or designates a new lending office, then such party will, at the Issuer Party's request, change the jurisdiction of its lending office, provided that (i) the Issuer Party has a reasonable basis for determining that such change will eliminate or reduce any additional or indemnification payment which may thereafter accrue and (ii) such party determines in its discretion that such change is not disadvantageous to it.

3.       CONDITIONS TO OBLIGATIONS OF CMII TO PURCHASE THE NOTES AND WARRANTS

         The obligation of CMII to purchase the Notes and Warrants, to pay the purchase price therefor on the Closing Date and to perform any of its obligations hereunder, shall be subject to the satisfaction as determined by, or waived by, CMII of the conditions set forth in this
         Section 3 on or before the Closing Date. CMII shall not be obligated to purchase any Note unless the purchase and sale of the Warrants occurs simultaneously therewith and shall not be obligated to purchase the Warrants unless the purchase and sale of the Notes occurs simultaneously therewith.

3.1      Representations and Warranties

         The representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing Date, as if made at and as of such date.

3.2      Compliance with this Agreement

         The Issuer Parties shall have performed and complied in all material respects with all of their agreements and satisfied the conditions set forth or contemplated herein that are required to be performed or complied with or satisfied by each of them, respectively, on or before the Closing Date.

3.3      Secretary's Certificates

         CMII shall have received certificates from each of BPG and Willey, each dated the Closing Date, and signed by an officer thereof, certifying
         (a) that the attached copies of its Certificate of Incorporation and By-laws and resolutions of the Board of Directors approving the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each officer thereof executing any Transaction Document or any other document delivered in connection herewith on behalf thereof.

3.4      Documents; Due Diligence

         CMII shall have received prior to the Closing Date true, complete and correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings as it may reasonably request in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to CMII; and shall have completed, to its reasonable satisfaction, all legal and financial due diligence of BPG and Willey.

3.5      Purchase of Notes and Warrants Permitted by Applicable Laws

         The acquisition of and payment for the Notes and Warrants to be acquired by CMII hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirements of Law, (b) shall not subject CMII to any penalty or other onerous condition under or pursuant to any Requirement of Law, and (c) shall be permitted by all Requirements of Law to which CMII or the transactions contemplated by or referred to herein or in the Transaction Documents are subject; and CMII shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

3.6      Opinion of Counsel

         CMII shall have received opinions of outside counsel to the Issuer Parties, dated as of the Closing Date, relating to the transactions contemplated by or referred to herein, in substantially the form of Exhibit C attached hereto.

3.7      Approval Of Counsel To CMII

         All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by Willey and BPG or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance acceptable to Clifford Chance Rogers & Wells LLP, counsel to CMII, in its reasonable judgment (including, without limitation, the opinion of counsel referred to in Section 3.6 hereof).

3.8      Consents and Approvals

         All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to the Contractual Obligations of Willey and BPG necessary in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Notes and the issuance of the shares of common stock of BPG upon the exercise of the Warrants) by Willey and BPG or enforcement against Willey and BPG of the Transaction Documents and the Related Transaction Documents shall have been obtained and be in full force and effect, and CMII shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

3.9      No Material Judgment or Order

         There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law that, in the judgment of CMII, would prohibit the purchase of the Notes or Warrants hereunder or subject CMII to any penalty or other onerous condition if the Notes or Warrants were to be purchased hereunder.

3.10     Good Standing Certificates

         CMII shall have received as of the Closing Date, good standing and franchise (or similar) tax status certificates for BPG and Willey, dated a recent date, from each of their respective jurisdictions of incorporation or organization and all other jurisdictions where they are required to be qualified as foreign corporations, in each case in form and substance satisfactory to CMII.

3.11     No Material Adverse Change

         Since December 31, 2000 there has not been any material adverse change or any development that has caused a Material Adverse Effect and there has not been any material transaction entered into or any material transaction that is probable of being entered into by Willey or its Subsidiaries, other than transactions in the ordinary course of business, that could reasonably be expected to result in a Material Adverse Effect.

3.12     Warrants

         BPG shall have authorized and reserved for issuance to CMII that number of shares of its common stock necessary for the purpose of issuance to CMII upon conversion of the Warrants and shall have issued to CMII and CMII shall have received one or more Warrants to purchase not less than an aggregate of 405,000 shares of common stock of BPG (subject to adjustment as set forth in the Warrants).

3.13     Amendment of Senior Credit Agreement

         The Senior Credit Agreement shall have been amended by amendment in the form of Exhibit I.

3.14     Reserved



3.15     Notes

         CMII shall have received the duly executed Notes.

3.16     Subordination Agreement

         CMII shall have entered into the Subordination Agreement with Fleet Capital Corporation and Willey in the form of Exhibit D.

3.17     Fees

         The payment by Willey, by wire transfer of immediately available funds, of the placement fee referred to in Section 2.2 and the reasonable fees and expenses of Clifford Chance Rogers & Wells LLP, counsel to CMII, related to this transaction.

3.18     Reserved



3.19     Reserved



3.20     Registration Rights Agreement

         The Registration Rights Agreement shall have been duly executed and delivered by all Persons named as parties thereto.

3.21     Reserved



3.22     Disbursement Letter

         CMII shall have received a disbursement authorization letter for the disbursement of funds hereunder, from BPG and Willey in form and substance satisfactory to CMII.

3.23     Lien Searches

         CMII shall have received results of such lien searches as to Willey and BPG as it may have requested, the results of which shall be satisfactory to CMII.

3.24     Certificates

         CMII shall have received from a Financial Officer of Willey a certificate, in form and substance satisfactory to CMII, as to the solvency of Willey and a certificate from a Financial Officer of Willey as to the satisfaction of the condition listed in Section 3.1.

4. Conditions to the Obligation of BPG and Willey to Issue and Sell the Notes and Warrants

         The respective obligations of BPG and Willey to issue and sell the Warrants and to issue and sell the Notes, and to perform their other respective obligations hereunder relating thereto shall be subject to the satisfaction as determined by, or waived by BPG and Willey, of the following conditions on or before the Closing Date:

4.1      Representations and Warranties

         The representations and warranties of CMII contained in Article 6 hereof shall be true and correct at and as of the Closing Date in all material respects, as if made at and as of such date.

4.2      Compliance with this Agreement

         CMII shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by CMII on or before the Closing Date.

5.       REPRESENTATIONS AND WARRANTIES OF ISSUER PARTIES

         Each of Willey and BPG hereby represents and warrants, only as to itself (whether specifically named or referred to as an Issuer Party), to CMII (which representations and warranties shall survive the purchase and sale of the Notes and Warrants but which no Issuer Party shall have an obligation to update for any changes or events occurring after the Closing Date), both immediately prior to and after giving effect to the transactions contemplated by this Agreement, as follows:

5.1      Disclosure

         No representation or warranty of any Issuer Party contained in this Agreement, the financial statements referred to in Section 5.5, the other Transaction Documents or any other document, certificate or written statement furnished by any Issuer Party to CMII, taken as a whole, by or on behalf of any such Person for use in connection with the Transaction Documents contains any untrue statement of a material fact or omitted, or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

5.2      No Material Adverse Effect

         Since December 31, 2000 there shall have occurred no Material Adverse Effect that has not been disclosed herein or in the attached Schedules.

5.3      No Default

         The consummation of the transactions contemplated by the Transaction Documents do not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a Default under any Contractual Obligation of any Issuer Party except if such violations, conflicts, breaches or Defaults have either been waived on or before the Closing Date or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.4      Organization, Powers, Capitalization and Good Standing

                  (a)      Organization and Powers

                           Each of the Issuer Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable (which jurisdiction is set forth on Schedule 5.4(a)). Each of the Issuer Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Transaction Document to which it is a party and to carry out the transactions contemplated thereby.

                  (b)      Capitalization

                           The authorized equity securities and outstanding options, warrants, conversion rights and similar agreements for the purchase or issuance thereby of each of the Issuer Parties is as set forth on
                           Schedule 5.4(b). All issued and outstanding shares of capital stock of each of the Issuer Parties are duly authorized and validly issued, fully paid and nonassessable, and in the case of shares of capital stock of Willey free and clear of all Liens other than Liens in favor of the Senior Lenders. All issued and outstanding shares of capital stock of the Issuer Parties were issued in compliance in all material respects with all applicable state and federal laws concerning the issuance of securities. The capital stock of Willey is owned by the stockholders of Willey in the amounts set forth on Schedule 5.4(b). No shares of the capital stock of any Issuer Party, other than those described above, are issued and outstanding. Except as provided in Schedule 5.4(b), there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Issuer Party relating to any shares of capital stock or other securities of any such entity.

                  (c)      Binding Obligation

                           This Agreement is, and the other Transaction
                           Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability.

                  (d)      Qualification

                           Willey is duly qualified and in good standing wherever necessary to carry on its business and operations, except in jurisdictions in which the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which Willey is qualified to do business are set forth on Schedule 5.4(d).

5.5      Financial Statements and Projections

         Except as set forth in Schedule 5.5, all financial statements concerning Willey that have been furnished to CMII pursuant to this Agreement, as listed below, have been prepared in accordance with GAAP consistently applied (except as disclosed therein), subject to year-end audit adjustments and the absence of footnotes in the case of unaudited interim financial statements, and such financial statements and the notes thereto disclose all material liabilities, direct or contingent, of the applicable Person, as of the dates thereof as required to be disclosed by GAAP.

                  (a) The consolidated balance sheet at December 31, 2000 and the related statement of income of Willey and its Subsidiaries, for the Fiscal Year then ended, audited by Grant Thornton LLP.

                  (b) The unaudited balance sheet at August 31, 2001 and the related unaudited statement of income of Willey and its Subsidiaries, for the eight month period then ended.

        Willey has heretofore furnished to CMII the Projections attached as
        Schedule 5.5. The Projections are based upon what are believed to be (as of the date made) by management of Willey reasonable estimates and assumptions, all of which are believed to be (as of the Closing Date) by management of Willey reasonable in light of the conditions which existed at the time the Projections were made, have been prepared on the basis of the assumptions stated therein, and reflect as of the Closing Date the good faith estimate of Willey of the results of operations and other information projected therein, provided, that no representation is made that any of such assumptions will be correct or that any of the projected results will be realized.

5.6      Intellectual Property

         Willey owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the Condition of Willey (collectively called "INTELLECTUAL PROPERTY") and all such Intellectual Property which is in the form of trademarks, service marks, patents and registered copyrights is identified on Schedule 5.6 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to effect such protection or registration could not reasonably be expected to have a Material Adverse Effect. To the knowledge of Willey, except as disclosed in Schedule 5.6, the use of such Intellectual Property by Willey, did not, does not and, has not been alleged by any Person to infringe on the rights of any Person except for such infringements which could not reasonably be expected to have a Material Adverse Effect.

5.7      Investigations, Audits, etc.

         Except as set forth on Schedule 5.7, there is no review or audit by the Internal Revenue Service concerning BPG or Willey pending, and, to the knowledge of any Issuer Party, there is no governmental investigation concerning the violation or possible violation of any law by any of BPG or Willey pending or threatened.

5.8      Employee Matters

         Except as set forth on Schedule 5.8, (a) neither Willey nor any of its employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of Willey and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Willey and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Willey after due inquiry, threatened between Willey and its employees, other than employee grievances arising in the ordinary course of business that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 5.8, Willey is not party to an employment contract, other than oral at-will employment arrangements.

5.9      Solvency

                  (a) The fair saleable value of the businesses of Willey on a going concern basis is not less than the amount that will be required to be paid on or with respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of Willey, as such debts and liabilities (including contingent liabilities) become absolute and mature.

                  (b) The assets of Willey do not constitute unreasonably small capital for Willey to carry out its business as now conducted and as proposed to be conducted including the capital needs of Willey taking into account the particular capital requirements of the business conducted by Willey and projected capital requirements and capital availability thereof.

                  (c) Willey does not intend to incur debts beyond its ability to pay such debts as they become due (taking into account the timing and amounts of cash to be received by such Persons, and of amounts to be payable on or with respect of debt of Willey).

5.10     Reserved



5.11     Use of Proceeds; Margin Regulations

         Willey is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation
         U) and no part of the proceeds of the sale of the Notes or Warrants will be used to acquire any margin stock.

5.12     Litigation

         Except as set forth on Schedule 5.12, there are no legal actions, suits, proceedings, claims or disputes pending or to the knowledge of any Issuer Party threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting any Issuer Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority against any Issuer Party purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents by any Issuer Party.

5.13     ERISA

         Provided that the representation and warranty in Section 6.5 is true and correct (including with respect to all assignees of CMII pursuant to Section 10.3) the execution and delivery of the Transaction Documents, the purchase and sale of the Notes and Warrants hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

5.14     Environmental Matters

         Except as described on Schedule 5.14, to the knowledge of each Issuer
         Party:

                  (a) The property, assets and operations of the Issuer Parties are and have been in compliance in all material respects with all applicable Environmental Laws; there are no Hazardous Materials stored or otherwise located in, on or under any of the property or assets of any Issuer Party including the groundwater except in compliance with applicable Environmental Laws or as would not give rise to liability under Environmental Law; and there have been no releases or, to the knowledge of any Issuer Party, threatened releases of Hazardous Materials in, on or under any property adjoining any of the property or assets of any Issuer Party and affecting the assets or properties of any Issuer Party that have not been remediated to the satisfaction of the appropriate Governmental Authorities; in each case that could reasonably be expected to have a Material Adverse Effect.

                  (b) None of the property, assets or operations of any Issuer Party is the subject of any federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law; in each case that could reasonably be expected to have a Material Adverse Effect.

                  (c) No Issuer Party has received any notice or claim, nor are there pending or, to the knowledge of any Issuer Party, threatened or reasonably anticipated, lawsuits or proceedings against it, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and no Issuer Party is or was the owner or operator of any property that (i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including, without limitation, the "National Priorities List" or "CERCLIS List", (ii) has, or had, any underground storage tanks located thereon, or (iii) has ever been used as or for a waste disposal facility, a mine, a gasoline service station or, other than for petroleum substances stored in the ordinary course of business, a petroleum products storage facility; in each case that could reasonably be expected to have a Material Adverse Effect.

                  (d) No Issuer Party has any absolute or contingent liability in connection with the presence either on or off the property of any Issuer Party of any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment; in each case that could reasonably be expected to have a Material Adverse Effect.

        For the purposes of this Section 5.14, the term "PROPERTY" of any Issuer Party includes, without limitation, property owned, operated or leased by such Issuer Party. This Section 5.14 is the exclusive representation and warranty relating to Environmental Law and Hazardous Materials.

5.15     Investment Company/Government Regulations

         Willey is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Willey is not subject to regulation under the Public Utility the Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or to the knowledge of Willey, any federal or state statute or regulation limiting its ability to incur Indebtedness.

5.16     Reserved

5.17     Private Offering

         No form of general solicitation or general advertising was used by any Issuer Party or its representatives in connection with the offer or sale of the Notes or Warrants. Assuming the accuracy and validity of representations of CMII in Section 6.4 hereof, no registration of the Notes or Warrants pursuant to the provisions of the Securities Act or the state securities or "blue sky" laws will be required in connection with the offer, sale or issuance of the Notes or Warrants pursuant to this Agreement. Each Issuer Party covenants and agrees that neither it, nor anyone acting on its behalf, will offer or sell the Notes or Warrants or any other security so as to require the registration of the Notes or Warrants pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Notes or Warrants are so registered.

5.18     Broker's, Finder's or Similar Fees

         Except as set forth on Schedule 5.18, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated under any of the Transaction Documents based on any agreement, arrangement or understanding with any Issuer Party or any of its Subsidiaries.

5.19     Employee Benefit Plans

         No Issuer Party nor any ERISA Affiliate has any actual or contingent, direct or indirect, liability in respect of any employee benefit plan (as defined in Section 3(3) of ERISA) or other material employee benefit arrangement, other than in respect of any such plan or arrangement listed on Schedule 5.19 (collectively, the "PLANS"). Each Issuer Party has made available to CMII accurate and complete copies of all of the Plans applicable to it. All of the Plans are in substantial compliance with all applicable Requirements of Law. No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, has occurred in respect of any of the Plans that has, or could reasonably be expected to, result in excise taxes or other penalties or liabilities that could reasonably be expected to have a Material Adverse Effect, and no civil or criminal action brought pursuant to Part 5 of Title I of ERISA is pending or, to the best knowledge of each Issuer Party, is threatened against any fiduciary of any such Plan. No Plan: (i) is subject to Title IV of ERISA, or is otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Internal Revenue Code);

         or (ii) provides for post-retirement welfare benefits (other than the continuation coverage requirements of the Consolidated Omnibus Reconciliation Act of 1985, as amended) or, except as listed on
         Schedule 5.19, a "parachute payment" (within the meaning of Section 280G(b) of the Internal Revenue Code).

5.20     Insurance

         Schedule 5.20 accurately summarizes or lists all of the insurance policies or programs of Willey. All such policies are in full force and effect, and are in compliance with the criteria set forth in Section 8.1(b). All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of the consummation of any of the transactions contemplated by any of the Transaction Documents.

5.21     Investments

         Except as set forth on Schedule 5.21 Willey holds no Investments.

5.22     Other Documents

         Each Issuer Party has made available to CMII true, complete and correct copies of all material agreements, schedules, exhibits, certificates, financial information, filings and other documents relating to such Issuer Party, and all amendments and modifications thereto as requested by CMII. Such documents (including the Senior Credit Agreement) comprise a full and complete copy of all material agreements and understandings between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no material agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof. Except as set forth in Schedule 5.22, and except for such as could not reasonably be expected to have a Material Adverse Effect, each of such material agreements to which it is a party has been duly authorized by all necessary corporate action on the part of such Issuer Party, was validly executed and delivered thereby and is the legal, valid and binding obligation thereof, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability, and except for such as could not reasonably be expected to have a Material Adverse Effect. Except for such as could not reasonably be expected to have a Material Adverse Effect, each of such material agreements is in full force and effect, and none of their provisions have been waived by any party thereto.

6.    REPRESENTATIONS AND WARRANTIES OF CMII

      CMII hereby represents and warrants as follows:

6.1   Authorization; No Contravention

      The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby, including, without limitation, the purchase of the Notes and the Warrants: (a) is within its limited partnership power and authority and has been duly authorized by all necessary limited partnership action; (b) does not contravene the terms of its organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.

6.2   Binding Effect

      This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by it and constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

6.3   No Legal Bar

      The execution, delivery and performance of this Agreement by it will not violate any Requirement of Law applicable to it.

6.4   Purchase for Own Account

      The Notes and Warrants to be acquired by it pursuant to this Agreement and the shares of common stock underlying the Warrants are being or will be acquired for its own account and with no present intention of distributing or reselling such Notes, Warrants and shares of common stock or any part thereof without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the Warrants and the shares of common stock underlying the Warrants under an effective registration statement under the Securities Act, or the Notes, the Warrants and such shares of common stock under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control, subject to the terms and conditions of the Transaction Documents. If CMII should in the future decide to dispose of the Notes, the Warrants and/or the underlying shares of common stock, CMII understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and subject to any applicable provisions of any Transaction Documents to which CMII is a party or is bound. CMII agrees to the imprinting of a legend on each of the Notes to the following effect:
      "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

      AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS." Also, CMII agrees to the imprinting of a legend on the Warrants (and the common stock or other securities underlying the Warrants) to the following effect: "THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT."

6.5   ERISA

      No part of the funds used by it to purchase the Notes or the Warrants hereunder constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975 of the Internal Revenue Code) listed on Schedule 5.19.

6.6   Broker's, Finder's or Similar Fees

      There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it.

6.7   Governmental Authorization; Third Party Consent

      No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against it of this Agreement or the transactions contemplated hereby.

6.8   Accredited Investor

      It is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended.

6.9   Litigation

      No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority against CMII purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents by CMII.

7.    INDEMNIFICATION

7.1   Indemnification

      In addition to all other sums due hereunder or provided for in this Agreement, each Issuer Party agrees, severally and not jointly, to indemnify and hold harmless CMII and its Affiliates and each of its officers, directors, agents, advisors, employees, subsidiaries, partners, attorneys, accountants and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, costs, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between such Issuer Party and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities, losses or diminution in value (collectively, "LIABILITIES") (1) resulting from or arising out of any breach of any representation or warranty of such Issuer Party or (2) any legal, administrative or other actions (including actions brought by CMII or any equity holders of such Issuer Party or derivative actions brought by any Person claiming through or in the name of such Issuer Party), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, the transactions contemplated hereby or any Indemnified Party's role herein or in the transactions contemplated hereby; provided, however, that
      (x) no Issuer Party shall be obligated to indemnify an Indemnified Party hereunder to the extent that any Liabilities are determined by a court of competent jurisdiction to have been the result of the gross negligence or willful misconduct of such Indemnified Party or the breach of a Transaction Document by an Indemnified Party (not resulting from a breach or misrepresentation by any Issuer Party) and (y) BPG shall have no liability under clause (2) of this Section 7.1, except to the extent that the action, proceeding or investigation referred to therein pertains to the Indemnified Party in its capacity as the holder of a Warrant or Issued Warrant Share. In connection with the obligation of each Issuer Party to indemnify for expenses as set forth above, such Issuer Party further agrees, upon presentation of appropriate invoices containing reasonable detail, promptly to (and in no event later than 30 days after the presentation of such invoice(s)) reimburse each Indemnified Party for all such reasonable expenses (including fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between such Issuer Party and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Document.

7.2   Notification

      Each Indemnified Party under this Section 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the relevant Issuer Party under this Section 7, notify such Issuer Party in writing of the commencement thereof. The omission of any Indemnified Party so to notify such Issuer Party of any such action shall not relieve such Issuer Party from any liability that it may have to such Indemnified Party unless, and only to the extent that, such omission has a material adverse effect on such Issuer Party, including a material adverse effect on the ability of such Issuer Party to conduct the defense. Notwithstanding Section 7.1, in case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the relevant Issuer Party of the commencement thereof, such Issuer Party shall be entitled to assume the defense thereof at its own expense, with counsel reasonably satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which any Issuer Party on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of such Issuer Party and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between such Issuer Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. Each Issuer Party agrees that it will not, without the prior written consent of the Indemnified Parties, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of CMII and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. No Issuer Party shall be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that any claim that could be brought upon the same facts as a claim brought under this Section 7 shall be subject to the limitations of Section 7.1.

7.3   Survival of Indemnification Provisions

      The provisions of this Section 7 shall survive the term of this Agreement and repayment of the Notes and exercise of the Warrants.

8.    COVENANTS

8.1   Affirmative Covenants

      Until the payment by Willey of all principal of and interest on the Notes and by the Issuer Parties of all other amounts due at the time of payment of such principal and interest to CMII under this Agreement, including, without limitation, all expenses and amounts due at such time in respect of indemnity obligations under Section 7, each Issuer Party will at all times perform and comply with all covenants applicable to such Person in this Section 8.1 and thereafter, until the full exercise of the Warrant pursuant to the terms thereof, BPG will at all times perform and comply with the covenants applicable to BPG contained in paragraphs (a)(v),
      (a)(xi), (a)(xiii), (d), (k), (l) and (n) of Section 8.1:

            (a)   Information.

                  (i) Willey shall deliver to CMII, within 90 days after the end of each Fiscal Year, (x) a consolidated balance sheet and consolidated income statement showing the financial position of Willey and its Subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, and (y) a consolidated statement of stockholders' equity and a consolidated statement of cash flow, as of the close of such Fiscal Year, all the foregoing financial statements to be audited by Grant Thornton LLP or other independent public accountants reasonably acceptable to CMII (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board), and together with supplemental consolidating balance sheets and statements of income, stockholders' equity and cash flow prepared by such independent public accountants as being fairly stated in all material respects in relation to such audited financial statements taken as a whole and together with management's discussion and analysis presented to the management of Willey and its Subsidiaries;

                  (ii) Willey shall deliver to CMII, with 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year, (x) unaudited consolidated and consolidating balance sheets and consolidated and consolidating income statements showing the financial position and results of operations of Willey and its Subsidiaries as of the end of each such quarter, (y) a consolidated and consolidating statement of shareholders' equity and (z) a consolidated and consolidating statement of cash flow, in each case for the fiscal quarter just ended and for the period commencing at the end of the immediately preceding fiscal year and ending with the last day of such quarter, in each case prepared and certified by a Financial Officer of Willey as presenting fairly in all material respects the financial position and results of operations of Willey and its Subsidiaries and as having been prepared in accordance with GAAP (except the absence of footnote disclosure), in each case subject to normal year-end audit adjustments, together with in the case of the second fiscal quarter of each fiscal year only, management's discussion and analysis presented to the Board of Directors of Willey and its Subsidiaries;

                  (iii) Willey shall deliver to CMII, within 30 days after the end of each month, (x) unaudited consolidated and consolidating balance sheets and income statements showing the financial position and results of operations of Willey and its Subsidiaries as of the end of each such month, (y) a consolidated and consolidating statement of stockholders' equity and (z) a consolidated and consolidating statement of cash flow, in each case for the month just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such month, prepared and certified by a Financial Officer of Willey as presenting fairly in all material respects the financial condition and results of operations of Willey and its Subsidiaries and as having been prepared in accordance with GAAP (except the absence of footnote disclosure), in each case subject to normal year-end audit adjustments;

                  (iv) Willey shall deliver to CMII, (x) concurrently with each delivery under clause (a)(i) and with each delivery in respect of the second fiscal quarter of any fiscal year under clause (a)(ii) above, a management discussion and analysis describing any differences between the reported financial results under the financial statements delivered thereunder from the budget required by (vii) below, which shall include, among any other information or explanation reasonably requested by CMII, an explanation of any revenues, EBITDA, Capital Expenditures and new or lost customers that would assist CMII to better understand the results being reported and
                        (y) concurrently with any delivery under clause (a)(i) or clause (a)(ii) above, a certificate of the firm or Person referred to therein (A) which certificate shall, in the case of the certificate of a Financial Officer of Willey, certify on behalf of Willey that to the best of his or her knowledge no Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished, with the covenants set forth in paragraphs (a) through (e) of
                        Section 8.3) or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) which report, in the case of the report furnished by the independent public accountants referred in clause (a)(i) above, may be limited to accounting matters and disclaim responsibility for legal interpretations, but shall in any event state that to the best of such accountants' knowledge, as of the dates of the financial statements being furnished no Default has occurred under any of the covenants set forth in Sections paragraphs (a) through (e) of Section
                        8.3 and, if such a Default has occurred, specifying the nature and extent thereof; provided, however, that any certificate delivered concurrently with clause (a)(i) above shall be accompanied by a Compliance Certificate confirming the accuracy of the accountants' certificate (and shall in any event include calculations demonstrating compliance with the covenants set forth in paragraphs (a) through (e) of Section 8.3) and signed by a Financial Officer of Willey;

                  (v) BPG and Willey shall deliver to CMII, promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by BPG, Willey or any of their respective Subsidiaries with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended (other than filings on Form D) or the Securities Exchange Act of 1934, as amended, if any;

                  (vi) Willey shall deliver to CMII, concurrently with any delivery under (a)(i) above, a management letter, if any, prepared by the independent public accountants who reported on the financial statements delivered under
                        (a)(i) above, with respect to the internal audit and financial controls of Willey and its Subsidiaries;

                  (vii) Willey shall deliver to CMII, within 30 days prior to the beginning of each Fiscal Year, for Willey and its Subsidiaries for such Fiscal Year (monthly balance sheets, statements of income and of cash flow) for the forthcoming Fiscal Year and annual projections for the three Fiscal Years following such forthcoming Fiscal Year;

                  (viii) Willey shall deliver to CMII, as soon as practicable, copies of all material financial reports, forms, filings, loan documents and financial information submitted to governmental agencies, and copies of material financial reports generally distributed to its equity holders;

                  (ix) Willey shall deliver to CMII, promptly upon becoming aware thereof, notice to CMII of the breach by any party of any material agreement with Willey or any of its Subsidiaries which, in the case of this clause, could reasonably be expected to have a Material Adverse Effect;

                  (x) Willey shall deliver to CMII, promptly upon becoming aware thereof, notice to CMII of the termination by any party of any material agreement with Willey or any of its Subsidiaries which, in the case of this clause, could reasonably be expected to have a Material Adverse Effect;

                  (xi) BPG and Willey shall deliver to CMII, notice that any Issuer Party is the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law;

                  (xii) BPG and Willey shall deliver to CMII, (w) the name of a jurisdiction in which Willey or any of its Subsidiaries becomes qualified after the Closing Date to transact business, (x) written notice of any material change after the Closing Date in the authorized and issued capital stock or other equity interests of any Issuer Party or any other material amendment to their charter, bylaws or other organization documents, and (y) written notice of any Subsidiary created or acquired by Willey or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable;

                  (xiii) BPG shall deliver to CMII, for any fiscal quarter or fiscal year for which BPG is not required to file reports under Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended, consolidated and consolidating financial statements for BPG and its Subsidiaries and other documents of this type, at the times and accompanied by the documents described in Section 8.1(a)(i), 8.1(a)(ii), 8.1(a)(iii), 8.1(a)(iv) and 8.1(a)(vi);

                  (xiv) not later than 20 days after the end of each month (a) a copy of the "Backlog Report" (as defined in the Senior Credit Agreement as in effect on the Closing Date); and
                        (b) a "proposal/opportunity report" describing potential new contracts; and

                  (xv)  such other information as CMII may reasonably request.

            (b)   Maintenance of Property; Insurance

                  (i) Willey will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business as then conducted in good working order and condition, ordinary wear and tear excepted, except as could not reasonably be expected to cause a Material Adverse Effect.

                  (ii) Willey will maintain and will cause each of its Subsidiaries to maintain, to the extent commercially available, (i) physical damage insurance on substantially all its real and personal property in the United States with such insurance carriers, covering such risks and containing such terms, as is reasonably acceptable to CMII and in accordance with industry standards, (ii) public liability insurance (including products liability coverage) in amounts heretofore customarily maintained by Willey, (iii) business interruption insurance in amounts heretofore customarily maintained by Willey and
                        (iv) key-man life insurance on such Persons and in such amounts as may be required under the Senior Credit Agreement from time to time. Prior to the Closing Date, Willey will cause CMII to be named as an additional insured on all liability insurance.

            (c)   Compliance with Laws

                  Willey will comply, and cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) and all Contractual Obligations, which involve amounts which are or may become payable by Willey and its Subsidiaries of more than $100,000, (other than under the Senior Documents), in each case, except where failure to comply could not reasonably be expected to have a Material Adverse Effect, or where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

            (d)   Inspection of Property, Books and Records

                  Willey will keep, and will cause each of its Subsidiaries to keep, proper books of record and account reflecting its business and activities; and will permit, and will cause each of its Subsidiaries to permit, representatives of CMII at CMII's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, senior employees and independent public accountants, all during normal business hours and as often as may reasonably be desired and upon reasonable notice, which may be telephonic (except during the occurrence and continuance of an Event of Default, no such notice shall be required); provided that Willey may, at its option, have one or more employees or representatives present at any such inspection, examination or discussion.

            (e)   Use of Proceeds

                  The proceeds from the sale of the Notes under this Agreement will be used by Willey to reduce its borrowings under its revolving credit facility, in an amount of $2,000,000, and for ongoing working capital. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

            (f)   Environmental Matters

                  BPG and Willey will, and will cause their respective Subsidiaries to, promptly give to CMII notice in writing of any complaint, order, citation or notice of violation with respect to, or if BPG, Willey or their Subsidiaries becomes aware of, (i) the existence or alleged existence of a violation of any applicable Environmental Law, (ii) any release into the environment of Hazardous Materials in a quantity that is reportable under applicable Environmental Law, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law of any Hazardous Materials, (iv) any pending legislative or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, (v) any property of BPG, Willey or any Subsidiary thereof that is or will be subject to a Lien imposed pursuant to any Environmental Law, (vi) any pending legislative changes to existing Environmental Laws, and (vii) any proposed acquisitions or leasing of property, which, in each of cases (i) through (vii) above, individually or in the aggregate, could reasonably be expected have a Material Adverse Effect.

            (g)   Taxes

                  BPG and Willey will, and will cause each of their respective Subsidiaries to, pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon BPG and Willey and their respective Subsidiaries or upon their respective income or profits or in respect of their respective property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, would give rise to Liens upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to (i) any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable party shall have set aside on its books adequate reserves with respect thereto, and such contest operates to suspend collection of the contested tax, assessment, charge, levy or claims and enforcement of a Lien or (ii) any tax, assessment, charge, levy or claims, the failure to pay and discharge when due which, individually or in the aggregate could not reasonably be expected have a Material Adverse Effect.

            (h)   Existence; Conduct of Business

                  Each Issuer Party will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
                  Section 8.2(c).

            (i)   Litigation and Other Notices

                        Willey will give CMII prompt written notice of the following:

                  (i) to Willey's knowledge, the issuance by any court or Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the issuance or purchase of the Notes or Warrants, or invalidating, or having the effect of invalidating, any provision of this Agreement or the other Transaction Documents that would adversely affect CMII's ability to enforce any payment obligations hereunder, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

                  (ii) to Willey's knowledge, the filing or commencement of any action, suit or proceeding against Willey or any of its Subsidiaries, whether at law or in equity or by or before any arbitrator or Governmental Authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or which is material and in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of Willey or a Subsidiary thereof in an aggregate amount of $250,000 or more, not reimbursable by insurance, or (B) materially impairs the right of BPG, Willey or such Subsidiary to perform its material obligations under this Agreement, any Note, the Warrant or any other Transaction Document to which it is a party;

                  (iii) any Default of which it becomes aware, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

                  (iv) notices given or received (with copies thereof) with respect to any Senior Debt; and

                  (v) any development in the business or affairs of Willey or any of its Subsidiaries which has had or which is likely to have, in the reasonable judgment of Willey, a Material Adverse Effect.

            (j)   Additional Guarantors

                  Willey will, and will cause its Subsidiaries to, promptly inform CMII of the creation or acquisition of any direct or indirect Subsidiary (subject to the provisions of Section 8.2(k)) and cause each direct or indirect domestic Subsidiary not in existence on the date hereof to enter into a Guarantee of the Obligations of Willey, in form and substance satisfactory to CMII and, in connection therewith, to cause to be delivered to CMII such legal opinions of independent counsel to such Subsidiary as CMII may reasonably request. Each Guarantor shall be subject to the Subordination Agreement.

            (k)   Further Assurances

                  (i) Each Issuer Party will promptly upon request by CMII, correct any material defect or error that may be discovered in any Transaction Document or in the execution, acknowledgment, filing or recordation thereof; and

                  (ii) Each Issuer Party will, promptly upon reasonable request by CMII, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, agreements, certificates, assurances and other instruments as CMII may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Transaction Documents, and/or (B) assure, preserve, protect and confirm more effectively unto CMII the rights granted or now or hereafter intended to be granted to CMII under any Transaction Document or under any other instrument executed in connection with any Transaction Document to which any Issuer Party is or is to be a party.

            (l)   Performance of Transaction Documents

                  Subject to the provisions of the Subordination Agreement, each of BPG and Willey shall, and Willey shall cause its Subsidiaries to, perform and observe all of the terms and provisions of each Transaction Document to be performed or observed by them, maintain each such Transaction Document in full force and effect, enforce such Transaction Document in accordance with its terms, and, upon reasonable request of CMII, make to each other party to each such Transaction Document such demands and requests for information and reports or for action as such Issuer Party is entitled to make under such Transaction Document.

            (m)   Issuance, Delivery and Payment of Notes

                  Subject to the provisions of the Subordination Agreement, Willey shall pay the principal of, interest on and other amounts due in respect of, its Notes on the dates and in the manner provided in such Notes.

            (n)   Reserved



            (o)   Observation Rights

                  (i) For so long as any amount remains due and unpaid under and pursuant to any Note, Willey agrees to give CMII notice of (in the same manner notice is given to directors), and permit a person designated by CMII to attend as observer, all meetings of Willey's Board of Directors and all executive and other committee meetings thereof and, subject to CMII's compliance with customary confidentiality procedures, shall provide to CMII the same information concerning Willey, and access thereto, provided to members of Willey's Board of Directors (provided, however, that such designee may be asked to leave any such meeting, or be denied (but only pursuant to this Section 8.1(o)) any information, if, upon advice of counsel, Willey determines that such designee has a conflict of interest with Willey pertaining to a particular portion of such meeting or information, or that the attendance or dissemination to such attendee could remove any privilege of confidentiality from otherwise attorney-client privileged statements or information). The reasonable travel and lodging expenses accrued by any such designee in attending any board or committee meeting shall be reimbursed by Willey to the extent consistent with Willey's then existing policy of reimbursing directors generally for such expenses.

                  (ii) Willey will cause its Board of Directors to meet not less often than semi-annually.

8.2   Negative Covenants

      Until the payment in full by Willey of all principal of and interest on the Notes and by the Issuer Parties of all other amounts due at the time of payment of such principal and interest to CMII under this Agreement including, without limitation, all expenses and amounts due at such time in respect of indemnity obligations under Section 7, each Issuer Party will at all times perform and comply with all covenants applicable to such Person in this Section 8.2:

            (a)   Indebtedness

                  Willey will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i)   Indebtedness created under the Transaction Documents;

                  (ii) Indebtedness existing on the date hereof and set forth in Schedule 8.2(a)(ii) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof and otherwise on substantially similar terms to such existing Indebtedness;

                  (iii) Permitted Purchase Money Indebtedness;

                  (iv) Indebtedness of any Person that becomes a Subsidiary of Willey after the date hereof, provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming such a Subsidiary;

                  (v) Indebtedness of Willey or any Subsidiary thereof as an account party in respect of trade letters of credit;

                  (vi)  Senior Debt;

                  (vii) Reserved;

                  (viii) Guarantees permitted by Section 8.2(d);

                  (ix) Indebtedness subject to Liens permitted under Section 8.2(b) (other then Section 8.2(b)(iv));

                  (x) Indebtedness arising from Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Willey or any Subsidiary thereof is exposed in the conduct of its business or the management of its liabilities;

                  (xi) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 60 days from billing date or more than 15 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Willey shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Willey and its independent accounts;

                  (xii) obligations to pay all payments which Willey or any of its Subsidiaries is required to make by the terms of any lease, as long as the aggregate of all such payments during any current or future period of 12 consecutive months under the lease in question and all other leases under which Willey or any of its Subsidiaries is then lessee does not exceed $1,000,000;

                  (xiii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

                  (xiv) other unsecured Indebtedness (and if by Guarantee,
                        without duplicate counting of the amount guaranteed and the underlying Indebtedness) of Willey or any Subsidiary thereof in an aggregate principal amount not exceeding $500,000 at any time outstanding.

            (b)   Liens

                  Willey will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i)   Permitted Encumbrances;

                  (ii) any Lien on any property or asset of Willey or any Subsidiary thereof existing on the date hereof and set forth in Schedule 8.2(b)(ii); provided that (i) such Lien shall not apply to any other property or asset of Willey or any Subsidiary thereof and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except pursuant to the instrument creating such Lien) and are on substantially similar terms;

                  (iii) any Lien existing on any property or asset prior to the acquisition thereof by Willey or any Subsidiary thereof or existing on any property or asset of any Person that becomes a Subsidiary of Willey after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming such a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of Willey or any Subsidiary thereof and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of Willey, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (or except pursuant to the instrument creating such Lien) otherwise substantially alter the terms of such Lien;

                  (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                  (v) Liens securing Senior Debt created by the Senior Documents; and

                  (vi) licenses, leases or subleases permitted hereunder granted to others not interfering in any material respect in the business of Willey or any of its Subsidiaries.

            (c)   Fundamental Changes

                  (i) Willey will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, or any of the stock or other equity units of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any wholly-owned domestic Subsidiary of Willey may merge into Willey in a transaction in which Willey is the surviving corporation, (ii) any wholly-owned domestic Subsidiary of Willey may merge into any other wholly-owned domestic Subsidiary of Willey in a transaction in which the surviving entity is a wholly-owned domestic Subsidiary of Willey, as the case may be, (iii) any wholly-owned domestic Subsidiary of Willey may sell, transfer, lease or otherwise dispose of its assets to Willey and/or to another wholly-owned domestic Subsidiary of Willey and (iv) any wholly-owned domestic Subsidiary of Willey may liquidate or dissolve if Willey determines in good faith that such liquidation or dissolution is in the best interests of Willey and is not materially disadvantageous to CMII.

                  (ii) Willey will not, and will not permit any of its Subsidiaries to, (i) engage to any material extent in any business other than businesses of the type conducted by Willey and its Subsidiaries on the Closing Date and businesses reasonably related thereto or (ii) change its Fiscal Year, and BPG will not conduct business of the type conducted by Willey as of the Closing Date except through Willey and Subsidiaries of Willey.

                  (iii) Notwithstanding the foregoing, Willey and its
                        Subsidiaries may make:

                        (1) purchases and sales of inventory and other assets in the ordinary course;

                        (2) (A) sales of assets (excluding capital stock of a Subsidiary of Willey) including, without limitation, sales of accounts receivable and (B) sales of worn out, obsolete, scrap or surplus assets not to exceed for (A) and (B) $200,000 in the aggregate in any Fiscal Year;

                        (3)   Capital Expenditures permitted by Section 8.3(c);

                        (4)   liquidations of Permitted Investments; and

                        (5)   Permitted Investments and Guarantees permitted by
                              Section 8.2(d).

            (d)   Investments, Loans, Advances, Guarantees and Acquisitions

                  Willey will not, and will not permit any of its Subsidiaries to, make, purchase, hold or acquire any Investment (including any option, warrant or other right to acquire any of the foregoing) in, or make or permit to exist any Guarantee any obligations of, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (i)   Permitted Investments;

                  (ii)  Guarantees constituting Indebtedness permitted by
                        Section 8.2(a);

                  (iii) indemnities made and surety bonds issued in the ordinary course of business;

                  (iv)  indemnities made in the Transaction Documents;

                  (v) Guarantees made in the ordinary course of business; provided that such Guarantees are not of Indebtedness for borrowed money except to the extent permitted pursuant to Section 8.2(a) and otherwise could not in the aggregate reasonably be expected to have a Material Adverse Effect.

            (e)   Modification of Operating Documents

                  Willey will not and will not permit any of its Subsidiaries to amend or alter their respective certificates or articles of incorporation or other organizational documents, including the terms of any preferred stock (whether or not contained in a certificate or articles of incorporation) documents, in a manner which could reasonably be expected to have a Material Adverse Effect or would otherwise be materially disadvantageous to CMII.

            (f)   Restricted Junior Payments

                  Willey will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Junior Payment, except that (i) any Subsidiary of Willey may pay dividends or make other distributions to its direct parent, (ii) Willey may pay the Management Fees as and when due and payable, (iii) Willey may pay the Permitted Seller Notes Amount as and when due and payable in accordance with the terms of the Seller Notes and

                  (iv) Willey may pay the Permitted Seller Notes Principal as and when due and payable in accordance with the terms of the Seller Notes; provided, no amounts shall be paid until each of the following conditions, as applicable, has been satisfied:

                  (i) during fiscal year 2001, Willey shall pay the Permitted Seller Notes Amount only as permitted by the Senior Credit Agreement. Commencing in fiscal 2002 and thereafter, Willey may pay the Permitted Seller Notes Amount to BPG so long as each of the other following conditions in this subsection 8.2(f), as applicable, has been satisfied.

                  (ii) no Management Fees shall be paid to BPG, for the fiscal year 2001 until receipt by CMII of the audited financial statements of Willey for such fiscal year and receipt and approval by CMII of Willey's calculation of the Fully Loaded Fixed Charge Coverage Ratio for such fiscal year on a pro forma basis, such that after the payment of the Management Fees and the Permitted Seller Notes Amount for such fiscal year, the Fully Loaded Fixed Charge Coverage Ratio shall be not less than 1.30:1;

                  (iii) for fiscal year 2002 and thereafter, the Management Fees and the Permitted Seller Notes Amount may be paid to BPG on a quarterly basis following receipt by CMII of the unaudited financial statements of Willey as of the end of each fiscal quarter;

                  (iv) the Permitted Seller Notes Principal shall not be paid to BPG until receipt by CMII of the audited financial statements of Willey for the applicable fiscal year and receipt and approval by CMII of Willey's calculation of the Fully Loaded Fixed Coverage Ratio for such fiscal year on a pro forma basis, such that after the payment of the Management Fees, the Permitted Seller Notes Amount and the Permitted Seller Notes Principal for such fiscal year, the Fully Loaded Fixed Coverage Ratio shall be not less than 1.30:1; and

                  (v) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of the payment of such amounts.

                  Notwithstanding the foregoing,Willey may pay, distribute or lend money to BPG to fund the Earn-Out (as defined in the Senior Credit Agreement as in effect on the Closing Date), pursuant to Section 8.2.15 of the Senior Credit Agreement as in effect on the Closing Date and so long as no Default is continuing or occurs under this Agreement as a result of such action.

                  Notwithstanding anything to the contrary contained in the definition of "Management Fees" and in the first paragraph of this Section 8.2(f), but subject in all cases to the other terms and provisions of this Agreement, including, without limitation, clauses (i) through
                  (v) of this Section 8.2(f):

                              (1) payments due by Willey under the Seller Notes
                  for the first three fiscal quarters of Fiscal Year 2001 shall be deferred in each of such fiscal quarters and such payments may (subject to clauses (i) through (v) of this Section 8.2(f) and all other provisions of this Agreement) recommence in the fourth quarter of Fiscal Year 2001, and the maturity date under each of the respective Seller Notes shall be extended for an additional three fiscal quarters; and

                              (2) the Management Fees due by Willey to BPG for
                  the first three fiscal quarters of Fiscal Year 2001, aggregating $300,000, shall be deferred (the "DEFERRED AMOUNT"), provided, that payments of such Deferred Amount may (subject to clauses (i) through (v) of this Section 8.2(f) and all other provisions of this Agreement) recommence on the last day of the fiscal quarter ending June 30, 2002 and on the last day of each of the five succeeding fiscal quarters thereafter.

            (g)   Transactions with Affiliates

                  Willey will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable than could be obtained on an arm's-length basis from unrelated third parties (other than intercompany transactions between BPG and Willey on substantially the same terms as are in existence on the Closing Date and which would not violate the provisions of Section 8.2(d)), (b) transactions between or among Willey and its wholly-owned Subsidiaries not involving any other Affiliate and (c) any Restricted Junior Payment not prohibited by Section 8.2(f).

            (h)   Restrictive Agreements

                  Willey will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Willey or any Subsidiary thereof to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary of Willey to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Willey or any other Subsidiary thereof or to Guarantee Indebtedness of Willey or any other Subsidiary thereof; provided that (v) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (w) the foregoing shall not apply to restrictions and conditions existing on the date hereof and contained in the Senior Documents or otherwise identified on Schedule 8.2(h) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (x) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (y) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (z) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

            (i)   Fiscal Year

                  Willey will not change its Fiscal Year.

            (j)   Press Release; Public Offering Materials

                  Willey and BPG will not and will not permit any of their respective Subsidiaries to disclose the name of CMII in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Issuer Party (x) without CMII's prior written consent, which shall not be unreasonably withheld or (y) except as required by applicable law following not less than two (2) Business Days (or such lesser time as may be available in any given case) prior written notice to CMII.

            (k)   Subsidiaries

                  Willey will not and will not permit any of its Subsidiaries directly or indirectly to establish, create or acquire any Subsidiary except that Willey may establish, create or acquire a domestic Subsidiary so long as concurrently with such establishment, creation or acquisition, Willey complies and causes such Subsidiary to comply with the obligations in respect of such Subsidiary under Section 8.1(j).

            (l)   Consulting Fees

                  Willey will not, and will not permit any of its Subsidiaries to, pay any management, consulting or other fees and/or any reimbursements of costs and expenses of any kind to BPG or any Subsidiary thereof, or to any Affiliate of BPG, any of its Subsidiaries or of Willey or any Subsidiary thereof except (i) as permitted by Section 8.2(f) plus (ii) reimbursement of directors' meeting expenses plus (iii) reasonable out of pocket expenses of BPG's personal when they are engaged in efforts on behalf of Willey.

            (m)   Tax Consolidation

                  Willey will not pay the taxes covered by the Tax Sharing Agreement among Willey and BPG, dated as of January 11, 2001, other than in accordance with such Tax Sharing Agreement.

8.3   Financial Covenants

      Until the payment in full by Willey of all principal of and interest on the Notes and of all other amounts due at the time of payment of such principal and interest to CMII under this Agreement, including, without limitation, all expenses and amounts due at such time in respect of indemnity obligations under Section 7, Willey covenants and agrees that:

            (a)   Maximum Total Debt to EBITDA

                  Willey shall maintain a ratio of Total Debt to EBITDA for the trailing twelve months ending on the dates set forth below of less than or equal to 4.2 for each fiscal quarter during the term of this Agreement.

            (b)   Minimum EBITDA

                  At the end of each fiscal quarter ending on or after the Closing Date Willey shall have a minimum EBITDA of not less than $900,000 for that quarter.

            (c)   Minimum Interest Coverage Ratio

                  Willey shall not permit the Interest Coverage Ratio for the four consecutive fiscal quarter periods ending on the dates set forth below to be less than 2.1:1 for each such fiscal quarter period during the term of this Agreement.

            (d)   Minimum Fully Loaded Fixed Charge Coverage Ratio

                  Commencing on the last day of the first fiscal quarter of fiscal year 2002 and on the last day of each fiscal quarter thereafter, Willey shall not permit the Fully Loaded Fixed Charge Coverage Ratio for any such fiscal quarter to be less than 1.15:1.

9.    PREPAYMENT

9.1   Optional Prepayment

      Subject to the terms and conditions of its Notes, Willey may prepay the outstanding principal of (together with accrued interest on) the Notes in full, or from time to time, in part, on any date in accordance with
      Section 5 of each of such Notes.

9.2   Mandatory Prepayment

      Subject to Section 8 of each of its Notes, Willey shall prepay the outstanding principal of (together with accrued interest on) such Notes in accordance with the "MANDATORY PREPAYMENT" provisions set forth in Section 4 of each of such Notes.

10.   MISCELLANEOUS

10.1  Survival of Representations and Warranties

      All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of CMII, acceptance of the Notes and Warrants and payment therefor, or termination of this Agreement.

10.2  Notices

      All notices, demands and other communications provided for or permitted under any Transaction Document shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

      (h)   If to CMII:

            c/o Canaan Partners
            105 Rowayton Avenue
            Rowayton, Connecticut 06853
            Attention: Earl Mix
            Facsimile No.: (203) 854-9117

            With a copy to:

            Clifford Chance Rogers & Wells LLP
            200 Park Avenue
            New York, New York 10166-0165
            Attention:  Robert S. Finley, Esq.
            Facsimile No.: (212) 878-8375

      (i)   if to BPG:

            BrandPartners Group, Inc

            777 Third Avenue
            New York, New York 10017
            Attention: Edward T. Stolarski, Executive Vice President Facsimile No.: (212) 421-2933


            With copies to:

            Modlin Haftel & Nathan LLP
            777 Third Avenue, 30th Floor
            New York, New York 10017
            Attention:  Charles M. Modlin, Esq.
            Facsimile No.: (212) 832-1642

            and

            Kramer Levin Naftalis & Frankel LLP
            919 Third Avenue
            New York, New York 10022
            Attention:  Howard A. Sobel, Esq.
            Facsimile No.: (212) 715-8000

      (j)   if to Willey:

            Willey Brothers, Inc
            10 Main Street
            Rochester, New Hampshire 13839
            Attention:  Kevin Kelly, President
            Facsimile No.:


            With copies to:

            Modlin Haftel & Nathan LLP
            777 Third Avenue, 30th Floor
            New York, New York 10017
            Attention:  Charles M. Modlin, Esq.
            Facsimile No.: (212) 832-1642

            and

            Kramer Levin Naftalis & Frankel LLP
            919 Third Avenue
            New York, New York 10022
            Attention:  Howard A. Sobel, Esq.
            Facsimile No.: (212) 715-8000

      All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

10.3  Successors and Assigns

      This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, in the case of the Notes, to the restrictions at Section 11 thereof and, in the case of the Warrants, to the restrictions in Section 10 thereof, CMII (and its permitted assigns) may assign any of its rights under any of the Transaction Documents to any Person and any holder of any of the Notes or Warrants may assign such Note or Warrant to any Person; provided, however, that notwithstanding the foregoing, other than any Affiliate of CMII, no transferee of a Note or of any rights under this Agreement shall succeed to the rights of CMII under
      Section 8.1(o) and provided, further, that no holder of a Note or Warrant shall assign such Note or Warrant if, as a result of any such assignment there shall be more than five (5) holders of Notes (in the case of an assignment of a Note) or more than five (5) holders of Warrants (in the case of an assignment of a Warrant) and provided, further, that no holder of a Note shall assign such Note to any Person that does not agree to make to Willey the representation and warranty contained in Section 6.5 hereof. Willey and BPG may not assign any of their rights under this Agreement without the prior written consent of CMII, any such purported assignment without such consent being null and void. Except for the provisions of the Subordination Agreement stated to be for the benefit of the Holders of the Senior Debt and as provided in Section 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

10.4  Amendment and Waiver

            (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

            (b) Any amendment, supplement, modification, termination or waiver of or to any provision of this Agreement, the Notes, the Warrants or any of the other Transaction Documents, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto and, subject to Section 10.16, the holders of each of the Warrants and Notes, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Issuer Party in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Subject to Section 10.16, no amendment, supplement, modification, termination or waiver of any provision of any Note or Warrant shall be effective without the written concurrence of the holder of such Note or Warrant and no such amendment, supplement, modification, termination or waiver shall be valid in respect of any Note or Warrant unless all Notes or Warrants as the case may be are amended, supplemented, modified, terminated or waived in the same respect.

10.5  Signatures and Counterparts

      Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.6  Headings

      The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.7  GOVERNING LAW

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

10.8  WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION

      EACH OF THE PARTIES HERETO WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR THE VALIDITY, PROTECTION, INTERPRETATION, OR ENFORCEMENT HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS TRANSACTION, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF EACH. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE WARRANTS OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR

      THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 10.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

10.9  Severability

      If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

10.10 Rules of Construction

      Unless the context otherwise requires, "or" is not exclusive, and references to sections or Sections refer to sections or Sections of this Agreement.

10.11 Entire Agreement

      This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings among the parties, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

10.12 Certain Expenses

      Willey, will pay on demand: (i) all reasonable costs and expenses of CMII in connection with the preparation, negotiation, execution, delivery, administration, amendment, supplement, modification or waiver of or to any provision of any of the Transaction Documents, or in connection with the consent to any departure by any Issuer Party from, the terms of any provision of any of the Transaction Documents (including in each case, without limitation, (A) all reasonable due diligence, transportation, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees, charges and disbursements of counsel for CMII with respect thereto, including during a Default or Event of Default with respect to advising CMII of its rights and responsibilities or the protection or preservation of rights or interests, under the Transaction Documents, with respect to negotiations with the Issuer Parties or with other creditors of the Issuer Parties or any of their respective Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of CMII in connection with the enforcement of the Transaction Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or similar proceeding affecting creditors' rights generally (including without limitation the reasonable fees and expenses of counsel to CMII with respect thereto).

10.13 Publicity

      Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

10.14 Further Assurances

      Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of the Transaction Documents.

10.15 Note Register

      Willey shall keep a register in which Willey shall provide for the registration of its Notes and the registration of transfers of such Notes. Upon surrender for registration of transfer of any such Note at the office of Willey set forth herein, Willey shall (if such transfer is permitted hereunder) execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same type and in a like aggregate principal amount. As an issuer of a Note, Willey shall have no obligation hereunder or under any of its Notes to any person other than the registered holder of such Note.

10.16 Multiple Holders

      In the event that there shall be at any time more than one registered holder of a Note or Warrant, then the reference to "CMII" in this Agreement and the Notes or in this Agreement and the Warrant shall mean and refer to each of such holders, each such holder shall be a deemed to be a party to this Agreement and bound by all agreements and theretofore unperformed covenants of CMII contained herein; provided, however, that notwithstanding the foregoing, all actions that are to be taken, and all consents or waivers to be granted or consents, amendments, waivers and other writings required to be signed by CMII under this Agreement or under the Notes or Warrants shall be, in each case (except for acceleration based upon an Event of Default under Section 7(a)(i) or Section 7(a)(ii) of a Note), effective only if taken or executed and delivered by (w) in the case of any decrease in the amount of principal payable on any date under any Note, any reduction in the rate of interest payable on any Note, any postponement of any date on which any principal of or interest on, any Note is due and payable or any change in the definition of "Change in Control" or any terms relating to payment of principal at the option of the holder of a Note upon a Change in Control, the holder of such Note, (x) in any other case (except those described in clause (y) or (z) below), by the holders of a majority in outstanding principal amount of the Notes and, so long as any Warrants are outstanding, by the holders of a majority (calculated by reference to the number of shares of common stock of BPG into which the Warrants are then exerciseable) of the Warrants, (y) in the case of any change in any term of any Warrant, by the holder of such Warrant, and (z) in the case of any change to Section 8.1(n), by all holders of the Warrants.

10.17 Confidentiality

      Each holder of a Note and each holder of a Warrant agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, any Note or any Warrant, (g) with the consent of BPG and Willey, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this
      Section 10.17 or (ii) becomes available to any holder of a Note or Warrant on a nonconfidential basis from a source other than an Issuer Party. For the purposes of this Section, "INFORMATION" means all information received from the Issuer Parties relating to the Issuer Parties or their business, other than any such information that is available to any holder of a Note or any holder of a Warrant on a nonconfidential basis prior to disclosure by an Issuer Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.


WILLEY BROTHERS INC



By:   /s/ Kevin Kelly
      ------------------------------
      Name:  Kevin Kelly
      Title:  President



BRANDPARTNERS GROUP, INC



By:   /s/ Edward T. Stolarski
      ------------------------------
      Name:  Edward T. Stolarski
      Title:  Executive Vice President


CORPORATE MEZZANINE II, L.P.



By:   /s/ Robert Finley
      ------------------------------
      Name:  Robert Finley
      Title:  Attorney-in-Fact

                                                                   EXECUTION
                                 PROMISSORY NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE AND THE OBLIGATIONS OF THE COMPANY ARISING HEREUNDER ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF OCTOBER 22, 2001, AS SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, (THE "SUBORDINATION AGREEMENT") BY AND AMONG CORPORATE MEZZANINE II, L.P., WILLEY BROTHERS INC AND FLEET CAPITAL CORPORATION FROM TIME TO TIME; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                              WILLEY BROTHERS INC.

              16 PERCENT (16%) A.P.R. SUBORDINATED PROMISSORY NOTE


US$5,000,000                                                  New York, New York
                                                                October 22, 2001

FOR VALUE RECEIVED, the undersigned, WILLEY BROTHERS INC., a New Hampshire corporation (the "COMPANY"), hereby promises to pay to the order of CORPORATE MEZZANINE II, L.P., a British Virgin Island limited partnership (the "HOLDER"), or its registered assigns, on the Maturity Date (as hereinafter defined) (or earlier as hereinafter provided) the principal sum of FIVE MILLION DOLLARS ($5,000,000), plus all "PIK AMOUNTS" (as hereinafter defined) added to the principal amount hereof pursuant to the terms of this Note, with interest on the unpaid principal amount of this Note from time to time as provided herein. For the purposes of this Note, the term "MATURITY DATE" shall mean October 22, 2008.

1.       Purchase Agreement

         This Subordinated Promissory Note (as amended, modified or supplemented from time to time, the "NOTE") is issued by the Company, on the date hereof, pursuant to the Subordinated Note and Warrant Purchase Agreement (as amended, modified or supplemented from time to time, the "PURCHASE AGREEMENT"), dated as of October 22, 2001, by and between the Company, BrandPartners Group, Inc. and the Holder. This Note and all notes issued pursuant to Section 11(d) or Section 12 hereof are hereinafter referred to as the "NOTES". The Holder is entitled to the benefits of this Note, the Purchase Agreement and the other Transaction Documents, and may enforce the agreements of the Company contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto, to the extent provided herein or therein. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement.

2.       Interest

         (a) The Company promises to pay interest on the Accreted Principal Amount (as hereinafter defined) of this Note at the rate of sixteen percent (16%) per annum. The Company shall pay accrued interest quarterly on each March 31, June 30, September 30 and December 31 of each calendar year, or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "INTEREST PAYMENT DATE"), beginning on December 31, 2001. Interest on this Note shall accrue from the date of issuance until repayment of the Accreted Principal Amount and payment of all accrued interest in full. Interest shall accrue and be computed on the basis of the actual number of days in the related period over 360 days. Interest on the Accreted Principal Amount of this Note at the rate of twelve percent (12%) per annum that shall have accrued and shall be unpaid as of any Interest Payment Date shall be paid on such Interest Payment Date by wire transfer of immediately available funds to an account at a bank designated by the Holder. Interest on the Accreted Principal Amount of this Note at the rate of four percent (4%) per annum that shall have accrued and shall remain unpaid as of any Interest Payment Date (for any Interest Payment Date, a "PIK AMOUNT") shall be paid on such Interest Payment Date by addition of such PIK Amount to the principal amount outstanding under this Note. At any time, the outstanding principal amount of this Note, including all PIK Amounts added thereto through such time, is referred to in this Note as the "ACCRETED PRINCIPAL AMOUNT". The Holder shall promptly notify the Company in writing following the addition of any PIK Amount to principal of this Note; provided, however, that the failure of the Holder to do so shall not impair or affect any of the rights of the Holder hereunder and all PIK Amounts shall be in any event automatically added to the principal amount of this Note, whether or not such notice is given.

         (b) Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, upon and during the occurrence of an Event of Default (as hereinafter defined), the Accreted Principal Amount of this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to eighteen percent (18%) per annum (and no PIK Amount shall be added to the Accreted Principal Amount of this Note in respect of such interest). In addition, any overdue interest on this Note shall bear interest, payable on demand in immediately available funds, at a rate equal to eighteen percent (18%) per annum (and no PIK Amount shall be added to the Accreted Principal Amount of this Note in respect of such interest). In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.

3.       Principal

         The Company shall pay the principal amount due under this Note including all PIK Amounts on the Maturity Date.

4.       Mandatory Prepayment

         (a)      (i)      Upon a Change in Control all amounts of principal of
                           and interest on this Note shall become immediately due and payable at the option of the Holder. The
                           Holder may upon receiving notice of a Change in Control, exercise its right to demand payment in full of this Note, by giving the Company notice of such election within five (5)
                           Business Days of receiving such notice. The Holder may elect to be paid on any Business Day not less than twenty (20) and not more than sixty (60)
                           Business Days following the receipt of such notice from the Company.

                  (ii) In the event that the Company consummates (x) an IPO or (y) an Asset Disposition (as hereinafter defined), the Company shall, within five (5) Business Days following consummation of such IPO or Asset Disposition, apply the Net Proceeds thereof to the prepayment of principal of the Note, to the extent that such Net Proceeds shall not have been required to be applied to Senior Debt and the Company shall, concurrently with such prepayment of principal of this Note, pay interest on the amount prepaid (as provided in Section 2(a) as though the date of prepayment was an Interest Payment Date which interest, however, shall be paid in cash and no PIK Amount shall be added to the Accreted Principal Amount in respect of such payment of interest.

                  (iii) The Company shall give written notice to the Holder of any Change in Control, IPO or Asset Disposition at least ten (10) and not more than sixty (60) Business Days prior to the consummation of same. Such notice shall be given in the manner specified in Section
                           10.2 of the Purchase Agreement. Nothing contained in this Section 4 shall be deemed a consent by the Holder to the consummation of any Asset Disposition prohibited by the Purchase Agreement and the Company covenants and agrees that, notwithstanding any other provisions of any Transaction Document, it shall not enter into any agreement for an Asset Disposition without the consent in writing of the requisite percentage of Holders of the Notes, unless such agreement provides for the payment in full of the Notes upon consummation thereof. In the event that the closing of an IPO is not consummated within sixty
                           (60) days following the notice of prepayment given by the Company in connection with an IPO, the Company shall be under no obligation to make the payments as set forth above. In addition, in the event that such a notice of prepayment is delivered by the Company in connection with a Change in Control or Asset Disposition transaction and such transaction is not consummated within sixty (60) days of the notice of prepayment, the Company shall be under no obligation to make the payments as set forth above.

                  (iv) If more than one Note (as defined in the Purchase Agreement) of the Company is outstanding, the Net Proceeds payable under this paragraph (a) shall be applied to the Notes of the Company pro rata.

         (b) For the purposes of this Note the following terms have the meanings specified below:

                  "ASSET DISPOSITION" shall mean the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of all or substantially all of the capital stock of the Company or all or substantially all of the assets of the Company and its Subsidiaries.

                  "IPO" shall mean an offering of equity securities of the Company (or any successor thereto), pursuant to a registration statement under the Securities Act of 1933, as amended, in which the gross proceeds realized by the Company equal not less than $30,000,000.

                  "NET PROCEEDS" shall mean the cash proceeds in respect of an IPO or Asset Disposition, net of costs and expenses relating to such IPO or Asset Disposition, any taxes payable (or reserved for after taking into account available credits and deductions) in respect of such IPO or Asset Disposition, any discount or commissions payable in respect of an IPO and, in the case of an Asset Disposition, the amount required to be applied to other Debt (excluding Senior Debt) relating to the relevant asset with the proceeds of such Asset Disposition.

5.       Prepayment Premiums

         (a) Except as provided in Section 5(b), the Notes are subject to prepayment at the option of the Company, in whole or in part, on any date at the prepayment amounts (expressed as percentages of the Accreted Principal Amount) set forth below plus accrued and unpaid interest thereon (which interest shall be paid in cash and no PIK Amount shall be added to the Accreted Principal Amount in respect of such payment of interest), if any, to the applicable date of prepayment as indicated below (together with costs and expenses, including, without limitation, reasonable fees, charges and disbursements of counsel):

                  IF PREPAID DURING THE PERIOD FROM:                  PERCENTAGE
                  After the Closing Date and on or before
                  October 22, 2002                                    103.00%
                  After October 22, 2002  and on or before
                  October 22, 2003                                    102.00%
                  After October 22, 2003  and on or before
                  October 22, 2004                                    101.00%
                  After October 22, 2004                              100.00%

         (b) Notwithstanding the foregoing, in the event that any principal of the Note is prepaid as a result of an IPO, an Asset Disposition, a refinancing of this Note and the Holder participates in such refinancing or as a result of or following a Change in Control (whether through a mandatory or voluntary prepayment), in each case, as provided in Section 4(a) hereof, there shall be no prepayment premium payable on the amount prepaid (that is, the prepayment amount shall be 100.00% of the Accreted Principal Amount).

         (c) The Company shall give written notice of voluntary prepayment of this Note or any portion thereof not less than five (5) Business Days prior to the date fixed for such prepayment. Such notice of voluntary prepayment shall be given in the manner specified in Section 10.2 of the Purchase Agreement. Upon notice of prepayment being given by the Company, the Company covenants and agrees that it will prepay, on the date fixed for prepayment in the notice therefor, this Note or the portion hereof so called for prepayment, at the Accreted Principal Amount thereof or the portion thereof so called for prepayment together with interest accrued and unpaid thereon to the date fixed for such prepayment (which interest shall be paid in cash and no PIK Amount shall be added to the Accreted Principal Amount in respect of such payment of interest), together with any prepayment premium and the costs and expenses referred to in Section 5(a).

         (d) All prepayments under this Section 5 shall include payment of accrued interest on the Accreted Principal Amount so prepaid (which interest shall be paid in cash and no PIK Amount shall be added to the Accreted Principal Amount in respect of such payment of interest) and shall be applied first to all costs, expenses and indemnities payable under the Purchase Agreement, then to payment of default interest, if any, then to payment of accrued interest, and thereafter to principal, provided, however, each prepayment of less than the full outstanding principal balance of the Note shall be in an aggregate principal amount of $200,000 or a whole multiple thereof.

6.       Amendment

         Amendments and modifications of this Note may be made only in the manner provided in Sections 10.4 and 10.16 of the Purchase Agreement.

7.       Defaults and Remedies

         (a)      Events of Default

                  An "Event of Default" shall occur if:

                  (i) the Company shall default in the payment of the principal of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                  (ii) the Company shall default in the payment of any installment of interest or prepayment premium on this Note according to its terms, or the Company or any other Issuer Party shall default in the payment of any amount (other than principal, interest or premium) payable under the Transaction Documents, in any case, when and as the same shall become due and payable and such default shall continue for a period of 10 days; or

                  (iii) any Issuer Party shall default in the due observance or performance of any covenant to be observed or performed pursuant to (i) Section 8.1 or 8.2 of the Purchase Agreement, and such default shall continue unremedied for 10 days or (ii) Section 4(a)(iii) hereof or Section 8.3 of the Purchase Agreement; or

                  (iv) any Issuer Party shall default in the due observance or performance of any covenant, condition or agreement on the part of such Issuer Party to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or any of the other Transaction Documents (other than those referred to in clause (i), (ii) or (iii) of this Section 7(a)) and such default shall continue unremedied for a period ending on the earlier of (i) 20 days after any of the Issuer Parties first has actual knowledge of such failure or (ii) 20 days after notice of such failure is given by CMII to the Company, or

                  (v) any representation, warranty or certification made by or on behalf of any Issuer Party in the Purchase Agreement, any Note or any other Transaction Document or in any writing, certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made; or

                  (vi) (x) any default in payment shall occur under any Material Indebtedness (excluding Senior Debt) that entitles the holder or holders thereof (or a requisite percentage thereof) to accelerate the maturity of such Material Indebtedness or (y) any event or condition shall occur under any Material Indebtedness (including Senior Debt) that has resulted in the acceleration of such Material Indebtedness

                           (and such acceleration has not been rescinded) or (z) any Material Indebtedness shall not be paid at its final maturity; or

                  (vii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (viii) The Company or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (vii) of this Section 7(a),
                           (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (ix) The Company or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

                  (x) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 (not covered by insurance where the carrier has accepted responsibility) shall be rendered against the Company or any of its Subsidiaries and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of the Company or any of its Subsidiaries to enforce any such judgment and such action is not stayed or bonded within such thirty (30) days; or

                  (xi) an ERISA Event shall have occurred that, in the reasonable opinion of CMII, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

                  For the purposes of this Note the following term shall have the meaning specified below:

                  "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than Indebtedness arising under the Transaction Documents), or obligations in respect of one or more Hedging Agreements, of the Company and its Subsidiaries in an aggregate principal amount exceeding $500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary thereof in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         (b)      Acceleration

                  If an Event of Default occurs under Section 7(a)(vii) or 7(a)(viii) hereof, then the Accreted Principal Amount of, accrued interest on and all other amounts payable under, this Note and the Purchase Agreement shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If an Event of Default occurs and is continuing under Section 7(a)(i) or 7(a)(ii) hereof and the Holder so notifies the Company in writing, the Accreted Principal Amount of, accrued interest on and all other amounts payable under, this Note may be declared by the Holder of this Note and the Purchase Agreement to be immediately due and payable. If an Event of Default occurs and is continuing under any one or more of Sections 7(a)(iii) through and including
                  Section 7(a)(vi) hereof or Section 7(a)(ix), Section 7(a)(x) or Section 7(a)(xi) hereof and the holders of a majority in outstanding principal amount of the Notes so notifies the Company in writing, the Accreted Principal Amount of, accrued interest on and all other amounts payable under this Note and the Purchase Agreement may be declared by such majority holders to be immediately due and payable. Upon any such declaration, such principal, interest and other amounts shall become immediately due and payable.

8.       Suits for Enforcement

         (a) Upon the occurrence and during the continuation of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note; provided, that in the case of any Event of Default for which acceleration requires the action of the holders of a majority in outstanding principal amount of the Notes, the Holder shall not so proceed without the consent of such majority holders (including the Holder within such majority).

         (b) In case of any default under this Note, the Company will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such default, as provided in Section 7 of the Purchase Agreement and Section
                  10.12 of the Purchase Agreement.

9.       Remedies Cumulative

         No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

10.      Remedies Not Waived

         No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

11.      Transfer; Registration

         (a) The term "HOLDER" as used herein shall also include any registered transferee of this Note. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and each Holder agrees that, prior to any proposed transfer of this Note, if such transfer is not made pursuant to either an effective Registration Statement under the Securities Act of 1933, as amended (the "ACT"), or an opinion of counsel, reasonably satisfactory in form and substance to the Company, that this Note may be sold without registration under the Act, the Holder will, if requested by the Company, deliver to the
                  Company:

                  (i) an investment covenant reasonably satisfactory to the Company signed by the proposed transferee;

                  (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth at
                           Section 16 below on the Note; and

                  (iii) an agreement by such transferee to be bound by the provisions of this Section 11 relating to the transfer of such Note.

         (b) This Note is a registered instrument. The Company shall maintain a register (the "NOTE REGISTER") in its principal offices for the purpose of registering the Note and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Note. Upon the issuance of this Note, the Company shall record the name of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Company, the Company shall, at its expense, execute and deliver a new Note of like tenor and of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder's attorney duly authorized in writing. The Company shall have no obligation hereunder to any person other than the registered Holder of this Note.

         (c) This Note may be transferred or assigned by the Holder at any time subject to Sections 11(a), 11(b) and 13 hereof and
                  Section 10.3 of the Purchase Agreement.

         (d) In the event that the Holder intends to transfer the Note to more than one transferee, the Company shall, in good faith, cooperate with the Holder to effectuate such a transfer and to issue replacement Notes in the appropriate denominations.

         (e) The Holder shall bear the costs if any of any transfer or assignment of the Note.

12.      Replacement of Note

         On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Company, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Company, such Holder must provide an agreement to indemnify the Company, which in the judgment of the Company, is sufficient to protect the Company from any loss that it may suffer if a lost, stolen or destroyed Note is replaced.

13.      Covenants Bind Successors and Assigns

         All the covenants, stipulations, promises and agreements in this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company. Subject to Section 11, the Holder may assign any of its respective rights under this Note to any Person. The Company may not assign any of its rights under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void. Except for the provisions of the Subordination Agreement stated to be for the benefit of the holders of Senior Debt and except as provided in Section 7 of the Purchase Agreement, no Person other than the Holder of this Note and its successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

14.      GOVERNING LAW

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

15.      WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION

         EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THE VALIDITY, PROTECTION, INTERPRETATION, OR ENFORCEMENT HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THIS NOTE, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS TRANSACTION, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE ISSUER DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS NOTE. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF EACH. EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED

         COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 10.2 OF THE PURCHASE AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

16.      Legends

         Until the Subordination Termination Date (as that term is defined in that certain Subordination Agreement described below), the Note at all times shall contain in a conspicuous manner the following legend:

         THIS NOTE AND THE OBLIGATIONS OF COMPANY ARISING HEREUNDER ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF October 22, 2001, AS SUCH SUBORDINATION AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME (THE "SUBORDINATION AGREEMENT"), BY AND AMONG CORPORATE MEZZANINE II, L.P., WILLEY BROTHERS INC. AND FLEET CAPITAL CORPORATION FROM TIME TO TIME; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

17.      Headings

         The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

18.      Severability

         If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                            [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



WILLEY BROTHERS INC.



By:      /s/Kevin Kelly
   ---------------------------------
         Name:    Kevin Kelly
         Title:   President

                                                                   EXECUTION

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THE SALE OR OTHER TRANSFER OF THIS WARRANT IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 10.3 OF THE "PURCHASE AGREEMENT" (AS HEREINAFTER DEFINED).


THIS WARRANT AND THE OBLIGATIONS OF THE COMPANY AND WILLEY BROTHERS INC. ("WILLEY") ARISING HEREUNDER ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF OCTOBER 22, 2001, AS SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, (THE "SUBORDINATION AGREEMENT") BY AND AMONG CORPORATE MEZZANINE II, L.P., WILLEY AND FLEET CAPITAL CORPORATION FROM TIME TO TIME; AND EACH HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.


                                                             Warrant to Purchase
                                                               405,000 shares of
                                                                    Common Stock
                                                                OCTOBER 22, 2001


                            BRANDPARTNERS GROUP, INC.

                          COMMON STOCK PURCHASE WARRANT

                           Void after October 22, 2011

BRANDPARTNERS GROUP, INC. (the "COMPANY"), a Delaware corporation, hereby certifies that for value received, CORPORATE MEZZANINE II, L.P., a British Virgin Island limited partnership, or its successors or assigns (the "HOLDER"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of 405,000 fully paid and nonassessable Shares of Common Stock of the Company, at an aggregate exercise price of US$0.01 per Share (as adjusted from time to time in accordance with the terms hereof, the "PURCHASE PRICE"), subject to adjustment as provided herein, at any time or from time to time beginning on the date hereof and prior to 5:00 P.M., New York City time, on October 22, 2011 (the "EXPIRATION DATE").

This Warrant is issued pursuant to the Subordinated Note and Warrant Purchase Agreement (as amended, modified or supplemented from time to time, the "PURCHASE AGREEMENT"), dated as of October 22, 2001, by and among the Company, Willey Brothers Inc. and the Holder, and is subject to the terms thereof. Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Purchase Agreement. The Holder is entitled to the rights and subject to the obligations contained in the Purchase Agreement.

1.       Definitions

         For the purposes of this Warrant, the following terms shall have the meanings indicated:

         "ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder from time to time.

         "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by or under common control with, the Holder. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

         "CALL CLOSING DATE" shall have the meaning ascribed to such term in
         Section 17 below.

         "CALL NOTICE" shall have the meaning ascribed to such term in Section 17 below.

         "CLOSING PRICE" shall mean, with respect to each Share for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Shares are listed or admitted for trading or (b) if the Shares are not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Shares, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

         "CMII" shall mean Corporate Mezzanine II, L.P.

         "CMII HOLDER" means CMII and following the assignment (prior to any full or partial exercise hereunder) by CMII of this Warrant in whole, the Person to whom this Warrant shall have been so assigned.

         "COMMISSION" shall mean the Securities and Exchange Commission or other federal agency then administering the Act and other federal securities laws.

         "COMMON STOCK" shall mean each class of capital stock of the Company that is not limited as to a fixed sum or percentage of par or stated value in respect of rights of the holders thereof to participate in dividends or distributions of assets upon any liquidation or winding up of the Company.

         "COMPANY" shall have the meaning ascribed to such term in the first paragraph of this Warrant.

         "ELECTION TO PURCHASE COMMON STOCK" shall have the meaning ascribed to such term in Subsection 2(a).

         "EXERCISE DATE" shall have the meaning ascribed to such term in Subsection 2(d).

         "EXERCISE RATE" shall have the meaning ascribed to such term in Section 3(c).

         "EXCLUDED ISSUED WARRANT SHARE" shall mean, at any time, an Issued Warrant Share that (i) has been registered pursuant to a Registration Statement as of such time or (ii) can be sold under and in accordance with Rule 144K of the Rules under the Act, at such time. Notwithstanding the foregoing, an Issued Warrant Share that would be an Excluded Warrant Share, but for the exercise of this Warrant for such Issued Warrant Share under Section 2(b)(i) hereof (i.e., a "cash" exercise), shall constitute an Excluded Issued Warrant Share.

         "EXPIRATION DATE" shall have the meaning ascribed to such term in the first paragraph of this Warrant.

         "EXCLUDED WARRANT SHARES" shall mean Warrant Shares that, upon issuance pursuant to a cashless exercise under 2(b)(ii), 2(b)(iii) or 2(b)(iv) hereof could be sold under and in accordance with Rule 144K of the Rules under the Act. Upon actual issuance, Warrant Shares shall not constitute "Excluded Warrant Shares" and shall constitute "Excluded Issued Warrant Shares" to the extent and so long as they satisfy the requirements of such definition.

         "FAIR MARKET VALUE" shall be determined in accordance with Section
         3(b).

         "FIRST TRADING DAY" shall have the meaning ascribed to such term in
         Section 15(c).

         "FORMULA PRICE" shall mean, at any time, the value for each Warrant Share or Issued Warrant Share obtained by dividing (A) the product obtained by multiplying (I) .045 times (II) the amount, if any, that
         (i) the sum of (a) the product of (x) the trailing twelve months EBITDA of Willey ending on the last day of the calendar month ending on or most recently prior to the date of the Put Notice, Issued Warrant Put Notice or Call Notice times (y) 6.5, plus (b) cash and cash equivalents on hand of Willey, exceeds (ii) the sum of (x) Senior Debt of Willey plus (y) the then outstanding principal amount of the Notes, plus (z) the then outstanding principal of the Seller Notes by (B) the aggregate number of Warrant Shares issuable upon exercise of this Warrant and Issued Warrant Shares; provided, that, the aggregate value of all Warrant Shares and Issued Warrant Shares calculated pursuant to this definition of Formula Price shall not exceed that amount, which when added to all interest, premium and the placement fee, paid to the CMII (it successors and assigns) with respect to the Notes (in each case in cash), and assuming the timely and complete payment of principal of the Notes in cash, would result in CMII (its successors and assigns) realizing the sum of (i) a 35% internal rate of return on its investment in the Notes and this Warrant as of the Put Closing Date, Issued Warrant Share Put Closing Date or Call Closing Date specified in the Put Notice, Issued Warrant Share Put Notice or Call Notice, as applicable, plus (ii) interest at 16% per annum on the amount of the Warrant Repurchase Price from such Put Closing Date, Issued Warrant Share Put Closing Date or Call Closing Date, as applicable, through the date of receipt by CMII (its successors and assigns) of payment in full of the Warrant Repurchase Price (whether payable in cash, a Put Note or a combination thereof and whether the Company has taken the Registration Option). For the purposes of calculating such internal rate of return, payment in cash of that portion of principal of Notes constituting "PIK Amounts" (as defined therein) added to the "Accreted Principal Amount" (as defined therein) in lieu of cash payment interest shall be included as payments to CMII (its successors and assigns) of interest.

         "FULLY DILUTED SHARES" shall mean at any time (i) all Shares outstanding as of such time, and (ii) all Shares into or for which rights, options, warrants or other securities outstanding as of such time are exercisable, exchangeable or convertible (other than the Warrants).

         "HOLDER" shall have the meaning ascribed to such term in the first paragraph and Section 9 of this Warrant.

         "ISSUED WARRANT SHARES" shall have the meaning ascribed to such term in
         Section 16 below.

         "ISSUED WARRANT SHARE PUT NOTICE" shall have the meaning ascribed to such term in Section 16 below.

         "ISSUED WARRANT SHARE PUT CLOSING DATE" shall have the meaning ascribed to such term in Section 16 below.

         "LIQUIDITY EVENT" shall mean (i) a consolidation or merger involving the Company in which a Change in Control occurs or (ii) a sale of all or substantially all of the assets of the Company.

         "NASDAQ" shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

         "NEW WARRANT" shall have the meaning ascribed to such term in Section
         4.

         "PERSON" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "PURCHASE AGREEMENT" shall have the meaning ascribed to such term in the second paragraph of this Warrant.

         "PURCHASE PRICE" shall have the meaning ascribed to such term in the first paragraph of this Warrant.

         "PUT NOTICE" shall have the meaning ascribed to such term in Section 15 below.

         "PUT CLOSING DATE" shall have the meaning ascribed to such term in
         Section 15 below.

         "PUT NOTE" shall have the meaning ascribed to such term in Section 15 below.

         "PUT RESTRICTIONS" shall have the meaning ascribed to such term in
         Section 15 below.

         "REGISTRATION OPTION" shall have the meaning ascribed to such term in
         Section 15 below.

         "REGISTRATION STATEMENT" shall mean a registration statement under the Act.

         "REPURCHASE EVENT" shall have the meaning ascribed to such term in
         Section 15 below.

         "SHARES" shall mean the shares of Common Stock of the Company, and any other securities resulting from successive changes or reclassification of such shares.

         "TIME OF DETERMINATION" shall have the meaning ascribed to such term in
         Section 3(c) below.

         "WARRANT" shall mean this Warrant and any subsequent Warrant issued pursuant to Subsection 2(c).

         "WARRANT REGISTER" shall have the meaning ascribed to such term in Subsection 10(c).

         "WARRANT REPURCHASE PRICE" shall be the amount obtained by (i) multiplying (a) the number of Warrants Shares or Issued Warrant Shares subject to repurchase by (b) (1) in the event the Warrant Repurchase Price is payable to a CMII Holder, the greater of (x) the Fair Market Value per Share and (y) the Formula Price per Share or (2) in any other event, the Fair Market Value per Share and (ii) subtracting therefrom the aggregate Purchase Price for such Warrant Shares (without such subtraction in the case of repurchase of Issued Warrant Shares).

         "WARRANT SHARES" shall mean the Shares issuable upon exercise of the Warrant and, except where the context otherwise requires, shall include Issued Warrant Shares.

         "WILLEY" shall have the meaning given in the first paragraph of this Warrant.

2.       Exercise of Warrant

         (a)      Exercise

                  This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on the date hereof and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Common Stock (the "ELECTION TO PURCHASE COMMON STOCK") attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of Shares specified in such form.

         (b)      Delivery of Shares; Payment of Purchase Price

                  As soon as practicable after surrender of this Warrant and receipt of payment, the Company shall promptly issue and deliver to the Holder a certificate or certificates for the number of Shares set forth in the Election to Purchase Common Stock, in such name or names as may be designated by such Holder, along with a check for the amount of cash to be paid in lieu of issuance of fractional Shares, if any, pursuant to
                  Section 6. Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check, bank draft or postal or express money order payable to the order of the Company, (ii) by assigning to the Company all or any part of the unpaid principal amount of the Notes held by the Holder in a principal amount equal to the Purchase Price, (iii) by surrender of a number of Shares held by the Holder at least equal to the quotient obtained by dividing (A) the Purchase Price payable with respect to the portion of this Warrant then being exercised by (B) the Fair Market Value on the Exercise Date, or (iv) by cancellation of any portion of this Warrant with respect to the number of Shares equal at least to the quotient obtained by dividing (A) the product obtained by multiplying (i) the number of Shares with respect to which this Warrant is being exercised times (ii) the Purchase Price per Share by (B) the difference between (1) Fair Market Value of the number of Shares to be cancelled on the Exercise Date, and (2) the Purchase Price per Share.

         (c)      Partial Exercise

                  If this Warrant is exercised for less than all of the Shares purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the Shares purchasable hereunder.

         (d)      When Exercise Effective

                  The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this
                  Section 2 (the "EXERCISE DATE") and the Person in whose name any certificate for Shares shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such Shares for all purposes on the Exercise Date provided, that the Holder shall be responsible for any taxes or other costs and expenses incurred in connection with transferring the Warrant.

3.       Adjustment of Purchase Price and Number of Capital Shares

         The Purchase Price and the number of Shares issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

         (a) Dividend, Subdivision, Combination or Reclassification of Capital Shares

                  If the Company shall, at any time or from time to time, (i) declare (A) a dividend on, or (B) a distribution in respect of Shares payable in additional Shares, (ii) subdivide the outstanding Shares into a larger number of Shares, (iii) combine the outstanding Shares into a smaller number of Shares, or (iv) issue any Shares or other interests in a reclassification of the Shares (including any such reclassification in connection with a consolidation or merger), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification or other event, and the number and kind of Shares or interests issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of Shares or interests which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If such a dividend is declared and such dividend of the type described above is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date and any adjustment made to the number of Shares issuable to the Holder under this Warrant as a consequence of the declaration of such dividend shall be reversed. Notwithstanding the foregoing, in the event that the Company shall, at any time or from time to time, declare a dividend on or distribution in respect of Shares payable in cash or other property (except Shares), then the Holder shall be entitled to receive, and the Company shall pay the Holder, the amount obtained by multiplying (x) the amount of the cash dividend declared per Share or the value (as determined in good faith by the Board of Directors of the Company) of any such non-cash dividend per Share by (y) the total number of Shares into which this Warrant is exercisable on the record date set for the payment of such dividend notwithstanding the fact that the Warrant has not been exercised by the Holder on such date.

         (b)      Determination of Fair Market Value

                  For the purposes hereof, the Fair Market Value per Share on any date shall be as is agreed to by the Company and the Holder (and the Company and the Holder shall attempt to agree upon such Fair Market Value within ten (10)
                  days). If the Company and the Holder are unable to agree upon the Fair Market Value per Share within said ten (10) day period, then the Fair Market Value per Share on any date shall be deemed to be the average of the daily Closing Price per Share for the 20 consecutive trading days ending on such date (or, for the purposes of Section 15(c), ending on the First Trading Day). If the Shares are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, and the parties are unable otherwise to mutually and promptly agree upon Fair Market Value, then the Company, on the one hand, and the Holder, on the other hand, shall each promptly appoint as an appraiser an individual who shall be a member of a nationally recognized investment banking firm. Each appraiser shall be instructed within 30 days of appointment to determine the Fair Market Value per Share as of such date. If the two appraisers thereupon are unable to agree on the Fair Market Value per Share within such 30-day period, then the two appraisers, within 10 days after the end of such 30-day period, shall jointly select a third appraiser. The third appraiser shall, within 30 days of its appointment, determine, in good faith, the Fair Market Value per Share and such determination shall be controlling. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit its appraisal within the required period, then the appraisal submitted by the remaining appraiser shall be controlling. The cost of the foregoing appraisals shall be shared one-half by the Company and one-half by the Holder; provided, however, in the event a third appraiser is utilized and one of the two initial appraisals (but not the other initial appraisal) is greater than or less than the appraisal by such third appraiser by 10% or more, then the cost of all of the foregoing appraisals shall be borne by the party who appointed the appraiser who made such initial appraisal.

         (c)      Dilutive Issuances

                  If the Company shall, at any time and from time to time, after the date hereof, directly or indirectly, sell or issue any Shares (regardless of whether originally issued or from the Company's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase any Capital Shares, or make any distributions (other than (i) distributions received by the Holder pursuant to Section 3(b), (ii) upon exercise of this Warrant, (iii) the issuance of Shares pursuant to options, warrants, convertible securities and similar rights outstanding on the date of this Warrant and described in reports filed by the Company with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act or (iv) issued pursuant to any employee stock option, stock purchase or other benefit plan) as a result of which the Fair Market Value per Share immediately after such sale, issuance or distribution represents a lesser amount than the Fair Market Value per Share immediately prior to such sale, issuance or distribution (the "TIME OF DETERMINATION"), then, the number of Shares issuable upon the exercise of this Warrant

                  (the "EXERCISE RATE") shall be adjusted in accordance with the formula:

                                             E'  =  E    x     O  +  N
                                                               -------
                                                               O + N x P
                                                                   -----
                                                                     M

                  and the Purchase Price shall be adjusted in accordance with the following formula:

                                             PP' =  PP   x      E
                                                                -
                                                                E'

                  where:

                           E'       =        the adjusted Exercise Rate.
                           E        =        the Exercise Rate immediately
                                             prior to the time of determination
                                             for any such issuance, sale or
                                             distribution.

                          PP'       =        the adjusted Purchase Price.

                          PP        =        the Purchase Price immediately
                                             prior to the Time of Determination
                                             for any such issuance, sale or
                                             distribution.

                          O         =        the number of Fully Diluted
                                             Shares outstanding immediately
                                             prior to the time of determination
                                             for any such issuance, sale or
                                             distribution.

                          N         =        the number of additional Shares
                                             issued, sold or issuable upon
                                             exercise of such rights, options,
                                             warrants or other securities.

                          P         =        the per share price received and
                                             receivable by the Company in the
                                             case of any issuance or sale of
                                             Shares or rights, options, warrants
                                             or other securities (inclusive of
                                             the consideration per share of
                                             Shares payable upon exercise of
                                             such rights, options, warrants or
                                             other securities.

                          M         =        the Fair Market Value per share
                                             of Shares at the time of
                                             determination for any such
                                             issuance, sale or distribution.

Notwithstanding the foregoing, there shall be no adjustment under this Section 3(c) in respect of the issuance of any Shares in the event that the consideration received by the Company for such Shares equal at least the Fair Market Value of such Shares at the time of issuance or at the time of execution of a binding agreement to issue Shares within two weeks of such execution, so long as such issuance occurs within such period of two weeks. In the event that
(i) the consideration for such Shares is determined by an underwriter, placement agent or other independent evaluator (acting in such capacity in connection with such issuance) that is not an Affiliate of the Company, or (ii) the consideration for such Shares is at least equal to the Closing Price (if any) on the date of issuance or at the time of execution of a binding agreement to issue shares so long as such issuance occurs within such period of two weeks, then such consideration shall be deemed, for the purposes of this Section 3(c), to be equal to at least the Fair Market Value of such Shares.

4.       Reorganization, Reclassification, Merger and Sale of Assets

         If there occurs any capital reorganization or any reclassification or other modification of the economic terms of the Shares of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing entity and which does not result in any reorganization, reclassification or modification of its outstanding Shares) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then, the Holder will be entitled to receive upon surrender of the Warrant to the Company (x) to the extent there are cash proceeds resulting from the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, in exchange for such Warrant, cash in an amount equal to the cash proceeds that would have been payable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, and (y) to the extent that the Holder would be entitled to receive securities (in addition to or in lieu of cash in connection with any such reorganization, reclassification, consolidation, merger, sale or conveyance), the same kind and amounts of securities or other assets, or both, that are issuable or distributable to the holders of outstanding Shares of the Company with respect to their Shares upon such reorganization, reclassification, consolidation, merger, sale or conveyance, as would have been deliverable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance; provided, however, that upon the occurrence of any such reorganization, reclassification, consolidation, merger, sale or other conveyance, at the sole option and discretion of the Holder, the Holder may, by notice to the Company, require the Company to issue to the Holder a warrant (the "NEW WARRANT") for the purchase of all or any portion of any such securities upon terms and conditions which provide to the Holder the same rights, protections and benefits in respect of such securities as this Warrant provides to such Holder with respect to the Shares, including, without limitation, the right to exercise rights of the type granted pursuant to Section 15 and Section 16 hereof pursuant to the provisions thereof, and in any event, the right to require the Company to purchase the New Warrants or Shares issued upon exercise thereof upon the same terms and conditions as contained in
         Section 15 and Section 16. The Company will not effect any such reclassification, reorganization, consolidation or merger in which the Company is not the surviving entity unless upon or prior to the consummation thereof the successor entity (being other than the Company) resulting from such reclassification, reorganization, consolidation or merger shall assume by written instrument, executed and mailed or delivered to each Holder at the last address thereof appearing on the books of the Company, the obligation to deliver to such Holder New Warrants for such securities that, in accordance with the foregoing provisions, the Holder may be entitled to purchase. In the event that the Company and the Holder are unable to mutually agree upon an appropriate adjustment as described above, the parties shall utilize one or more third party appraisers, in the manner described in Section 3(b) above, to determine the appropriate adjustment. Nothing contained in this Section 4 shall limit or affect the right of the Holder to exercise its rights under Section 15 and
         Section 16.

5.       Certificate as to Adjustments

         Whenever the Purchase Price and/or the number of Shares issuable, or the securities or other property deliverable, upon the exercise of this Warrant shall be adjusted pursuant to the provisions hereof, the Company shall promptly give written notice thereof to the Holder, in accordance with Section 14, in the form of a certificate signed by a Financial Officer of the Company stating the adjusted Purchase Price, the number of Shares issuable, or the securities or other property deliverable, upon exercise of the Warrant calculated to the nearest cent or the nearest Share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required.

6.       Fractional Shares

         Notwithstanding an adjustment pursuant to Section 3 in the number of Shares covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of Shares upon exercise of this Warrant or to distribute certificates that evidence fractional Shares. In lieu of fractional Shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the greater of the Fair Market Value on the Exercise Date and the Purchase Price.

7.       Notice of Proposed Actions

         In case the Company shall propose at any time or from time to time (a) to declare or pay any dividend to the holders of Shares or to make any other distribution to the holders of Shares, (b) to offer to the holders of Shares rights or warrants to subscribe for or to purchase any additional Shares of any class or any other securities, rights or options, (c) to effect any reorganization, reclassification or modification of its Shares, (d) to effect any consolidation, merger, sale or other conveyance of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Purchase Price or the securities issuable upon exercise of this Warrant, (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to take any other action that would require a vote of the holders of the Company's Shares, then, in each such case, the Company shall give to the Holder, in accordance with Section 14, a written notice of such proposed action, which shall specify (i) the record date for the purposes of such dividend, distribution of rights or warrants or vote of the holders of the Company's Shares, or if a record is not to be taken, the date as of which the holders of Shares of record to be entitled to such dividend, distribution of rights or warrants or vote is to be determined, or (ii) the date on which such reorganization, reclassification, modification, consolidation, merger, sale or other conveyance, liquidation, dissolution or winding up or other action is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least ten (10) Business Days prior to the applicable record, determination or effective date specified in such notice.

8.       No Dilution or Impairment

         The Company will not, by amendment of its governance documents or through any reorganization, reclassification, modification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution (for which an adjustment hereunder is not specifically provided and which would have the same type of adverse financial effect on the Holder as that for which an anti-dilution adjustment is specifically provided hereunder) or other impairment. Without limiting the generality of the foregoing, the Company (a) will at all times reserve and keep available the maximum number of its authorized Shares, free from all preemptive rights therein, which number of authorized Shares will be sufficient to permit the full exercise of this Warrant, and (b) will take all such action as may be necessary or appropriate in order that all Shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company will not amend its certificate of incorporation in any manner which would affect the Shares into which the Warrants are exercisable in a manner that is different than the effect which such amendment would have on other Shares (and is adverse in respect of the Shares).

9.       Replacement of Warrants

         On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of Shares. If required by the Company, such Holder must provide an agreement to indemnify the Company which, in the judgment of the Company, is sufficient to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

10.      Restrictions on Transfer

         (a) The term "HOLDER" as used herein shall also include any transferee of this Warrant whose name has been recorded by the Company in the Warrant Register (as hereinafter defined). Each Holder of this Warrant or the Shares issuable upon the exercise hereof acknowledges that this Warrant and the Shares issuable upon the exercise hereof have not been registered under the Securities Act or any state securities or blue sky law and may be transferred only pursuant to an effective registration under the Securities Act or any applicable state securities or blue sky law or pursuant to an applicable exemption from the registration requirements of the Securities Act or any applicable state securities or blue sky law, subject to the restrictions on transfer set forth in this Section 10 and in Section 10.3 of the Purchase Agreement.

         (b) With respect to a transfer that should occur prior to the time that the offer and sale of this Warrant or the Shares issuable upon the exercise hereof is registered under the Securities Act, such Holders, at their sole expense, shall request an opinion of counsel addressed to the Company (which shall be rendered by counsel reasonably acceptable to the Company and which opinion shall be reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the Holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the Holder shall be entitled to transfer this Warrant or such Shares (or portion thereof), subject to such terms and conditions, any other provisions and limitations of this Warrant.

         (c) The Company shall maintain a register (the "WARRANT REGISTER") at its principal office for the purpose of registering the Warrant and any transfer hereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, (except that the Holder shall pay all applicable transfer taxes) execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of Shares, registered in the name of the Holder or a transferee or transferees.

         (d) Subject to the foregoing, this Warrant may be transferred or assigned by the Holder at any time.

11.      No Rights or Liability as a Shareholder

         This Warrant does not entitle the Holder hereof to any voting rights or other rights as a holder of the Company's Shares. No provisions hereof, in the absence of affirmative action by the Holder hereof to exercise this Warrant for Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder as a holder of the Company's Shares.

12.      Charges, Taxes and Expenses

         Issuance of certificates for Shares to the Holder upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Company.

13.      Amendment or Waiver

         This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company, Willey and the Holder.

14.      Notices

         Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office as specified in Section
         10.2 of the Purchase Agreement and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

15.      Willey's Obligation to Repurchase the Warrant

         (a) The Holder shall have the right, exercisable at any time from and after the earliest of (i) the fifth anniversary of the Closing Date (as defined in the Purchase Agreement), (ii) the later of (x) the repayment in full of the aggregate principal amount (together with interest accrued thereon) outstanding under the Notes and (y) the third anniversary of the Closing Date (as defined in the Purchase Agreement), (iii) an effective declaration by any holder of a Note that such Note has become immediately due and payable or, if applicable, by the required percentage of holders of Notes that such Notes have become immediately due and payable, (iv) the occurrence of a Change in Control or issuance by the Company pursuant to a Note of notice of a Change in Control (conditional upon the actual closing of such Change in Control transaction) and (v) the occurrence of a sale of all or substantially all of the assets of the Company (each of the events described in the preceding clauses (i) through (v) a "REPURCHASE EVENT"), but prior to the Expiration Date, to cause Willey to purchase all or any portion of this Warrant at the Warrant Repurchase Price for the number of Warrant Shares (which must omit and Willey shall have no obligation to purchase any portion of this Warrant in respect of Excluded Warrant Shares) specified in the Put Notice. Such right shall be exercisable by the Holder by delivery of written notice (the "PUT NOTICE") to Willey specifying the portion of this Warrant that shall be repurchased (by reference to a specific number of Warrant Shares issuable upon exercise of this Warrant) and the date on which such repurchase shall occur, which date shall not be less than thirty (30) days (or such lesser time as may remain until the Business Day immediately prior to the consummation of a transaction described in clauses (iv) or (v) above), nor more than sixty (60) days after the date of the Put Notice (the "PUT CLOSING DATE"). Except as provided below in this Section 15, on the Put Closing Date, the Holder shall surrender this Warrant to Willey against (i) payment of the Warrant Repurchase Price by wire transfer to an account designated by the Holder and (ii) if the Holder has elected to have only a portion of the Warrant repurchased, delivery of a new warrant duly executed by Willey on the same terms and conditions as this Warrant, except that such warrant shall be exercisable for the remaining number of the Warrant Shares.

         (b) In the event that Willey, is unable to pay the Warrant Repurchase Price or any portion thereof in cash in connection with a put under Section 15(a) resulting from the occurrence of any Repurchase Event described in clauses (i), (ii), (iv) or (v) above, in any case, due to capital surplus or similar restrictions under applicable corporate law, contractual restrictions in the Senior Credit Agreement as in effect as of the Closing Date (or the same restrictions in any refinancing thereof permitted by the Subordination Agreement) or the unavailability of cash on hand of, and/or the inability to borrow on customary terms and conditions the amount of the Warrant Repurchase Price ("PUT RESTRICTIONS"), the Holder will accept, in lieu of that portion of the Warrant Repurchase Price which cannot be paid or is so unavailable a promissory note of Willey (a "PUT NOTE") in the principal amount of such portion of the Warrant Repurchase Price, on the same terms and conditions as the Notes (including subordination on the same terms, and to the same amount of Senior Debt as the Notes), except that (i) the Put Note shall become due and payable in full on the earlier to occur of the eighth anniversary of the Closing Date and the date on which such Put Restrictions no longer prevent such payment, (ii) the Put Note shall bear interest, payable solely by addition of "PIK Amounts" (as defined therein) to the "Accreted Principal Amount" (as defined therein), at an annual rate of 18% per annum and (iii) the Put Note shall have no financial covenants (that is, covenants of the type contained in Section 8.3 of the Purchase Agreement). Willey shall use reasonable commercial efforts to cause the Put Note to be repaid as soon as practicable, subject to Willey's reasonable business judgment.

         (c) Notwithstanding the obligation to pay the Warrant Repurchase Price under Section 15(a) or Section 16(a), in the event of the exercise by the Holder of its put option under Section 15(a) or Section 16(a), Willey can elect (the "REGISTRATION OPTION") by giving written notice to the Holder at least twenty (20) Business Days prior to the scheduled Put Closing Date or Issued Warrant Share Put Closing Date, as applicable, to cause the Company to register all Warrant Shares that would be issuable upon exercise of this Warrant (as of the effective date of registration) or all Issued Warrant Shares subject to such put exercise, as applicable, in any case, for sale by the Holder under the Act. In the event of such election, if (A) the Registration Statement relating to the Warrant Shares to be issued to the Holder or such Issued Warrant Shares, as applicable, shall be declared effective by the Commission within six (6) months following the Put Closing

                  Date specified in the Put Notice; (B) such Warrant Shares or such Issued Warrant Shares, as applicable, are approved for listing or included for quotation, as the case may be, on the principal securities exchange or market on which Shares then trade; and (C) the prospectus contained in the Registration Statement is current and available for use by the Holder in reselling the Warrant Shares or such Issued Warrant Shares, as applicable, then Willey's obligation to pay the Warrant Repurchase Price under Section 15(a) or Section 16(a), as applicable, shall be satisfied if Willey shall pay to the Holder in cash on the first trading day immediately following the satisfaction of each of the conditions listed in (A),(B) and (C) above (the "FIRST TRADING DAY"), an amount equal to the sum of (a) the amount, if any, by which the aggregate Warrant Repurchase Price (for all Warrant Shares or such Issued Warrant Shares, as applicable, so registered) exceeds the product of (x) the average Closing Prices on NASDAQ (or other exchange or market on which such shares are quoted or traded) of such Shares for the twenty (20) consecutive trading days ending on such First Trading Day times (y) the number of Warrant Shares or such Issued Warrant Shares, as applicable, so registered plus (b) 16% per annum on the amount of the Warrant Repurchase Price (for all Warrant Shares or such Issued Warrant Shares, as applicable, so registered) (without regard to the interest component included in (ii) of the proviso in the definition of "Formula Price", whether or not the Formula Price is taken into account in calculating the Warrant Repurchase Price) for the period from the date 90 days following the Put Closing Date or Issued Warrant Share Put Closing Date specified in the Put Notice or Issued Warrant Share Put Notice to the date of payment of the Warrant Repurchase Price (whether in cash, a Put Note or a combination thereof). In the event that there are Put Restrictions that would prevent such payment, Willey shall issue a Put Note for the amount payable under this paragraph that is prevented by such Put Restrictions. In the case of proper election by Willey of the Registration Option, no surrender of Warrant Shares or Issued Warrant Shares shall take place on the Put Closing Date or Issued Warrant Put Closing Date. In such event, the Holder shall fulfill the obligations of a Holder of Registerable Shares under the Registration Rights Agreement in order to facilitate the registration.

16.      Willey's Obligation to Repurchase Issued Warrant Shares

         (a) The Holder shall have the right exercisable at any time, and from time to time, upon the occurrence of a Repurchase Event, to cause Willey to purchase all or any portion of the Warrant Shares that have been issued upon the exercise of this Warrant (the "ISSUED WARRANT Shares"), other than any Excluded Issued Warrant Shares, at the Warrant Repurchase Price for such Issued Warrant Shares. Such right shall be exercisable by the Holder by delivery of written notice (the "ISSUED WARRANT SHARES PUT NOTICE") to Willey, specifying the number of such Issued Warrant Shares that shall be repurchased and the date on which such repurchase shall occur, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date of such Issued Warrant Put Notice (the "ISSUED WARRANT SHARES PUT CLOSING DATE"). Except as provided below in this Section 16 and in Section 15(c), on the Issued Warrant Put Closing Date, the Holder shall surrender the Issued Warrant Shares to be repurchased, against payment of the Warrant Repurchase Price by wire transfer to an account designated by the Holder.

         (b) In the event that Willey, is unable to pay the Warrant Repurchase Price or any portion thereof in cash in connection with a put under Section 16(a) resulting from the occurrence of any Repurchase Event described in clauses (i), (ii), (iv) or (v) of Section 15, in any case, due to any Put Restrictions, the Holder will accept, in lieu of that portion of the Warrant Repurchase Price which cannot be paid or is so unavailable a Put Note in the principal amount of such portion of the Warrant Repurchase Price, on the same terms and conditions as the Notes (including subordination on the same terms, and to the same amount of Senior Debt as the Notes), except that (i) the Put Note shall become due and payable in full on the earlier to occur of the eighth anniversary of the Closing Date and the date on which such Put Restrictions no longer prevent such payment, (ii) the Put Note shall bear interest, payable solely by addition of "PIK Amounts" (as defined therein) to the "Accreted Principal Amount" (as defined therein), at an annual rate of 18% per annum and (iii) the Put Note shall have no financial covenants (that is, covenants of the type contained in Section 8.3 of the Purchase Agreement). Willey shall use reasonable commercial efforts to cause the Put Note to be repaid as soon as practicable, subject to Willey's reasonable business judgment.

         (c)      Willey's obligation to pay the Warrant Repurchase Price under
                  Section 16 (a), in the event of the exercise by the Holder of its put option under Section 16(a) is subject to the Registration Option as provided in Section 15(c).

17.      Willey's Right to Repurchase Warrant and Issued Warrant Shares

         (a) From time to time on or after the date falling at the end of six (6) years after the Closing Date, and until the date falling ten (10) years after the Closing Date (as defined in the Purchase Agreement), Willey shall have the right to repurchase from such Holder, from any source of funds legally available therefor this Warrant at the Warrant Repurchase Price for all Warrant Shares issuable under this Warrant and all Issued Warrant Shares (other than Excluded Issued Warrant Shares) theretofore issued under this Warrant. Such right shall be exercisable by Willey by delivery of written notice (the "CALL NOTICE") to the Holder of this Warrant, specifying the date on which such repurchase shall occur, which date shall not be less than thirty (30) days nor more than sixty
                  (60) days after the date of such Call Notice (the "CALL CLOSING DATE"). On the Call Closing Date, the Holder shall surrender the Warrant and all certificates for Issued Warrant Shares (specified in the Call Notice), against payment of the Warrant Repurchase Price by wire transfer to an account designated by the Holder.

         (b) In the event that Willey makes a repurchase of this Warrant and/or Issued Warrant Shares pursuant to Section 17(a) hereof and at any time within one year following the date of such repurchase the Company consummates a Liquidity Event in which the proceeds realized by the Company and distributed or distributable to holders of Common Stock of the Company, after deducting all costs and expenses of such Liquidity Event, exceed, on a per Share basis, the Warrant Repurchase Price per Share, Willey shall forthwith upon the consummation of such public offering or Liquidity Event pay to such Holder the amount of such excess multiplied by the number of Warrant Shares subject to the Warrant and Issued Warrant Shares repurchased as an additional amount of Warrant Repurchase Price hereunder.

18.      Certain Remedies

         The Holder shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such Holder may be entitled at law or in equity.

19.      Governing Law

         This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such State, other than Section 5-1401 of the General Obligations Law of the State of New York.

20.      Headings

         The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

21.      Survival

         The provisions of Sections 15 and 16 hereof shall survive the complete exercise of this Warrant and the issuance of all Issued Warrant Shares. For purposes of Sections 15 and 16, "HOLDER" shall include any Person owning any of the Issued Warrant Shares.


BRANDPARTNERS GROUP, INC.                 WILLEY BROTHERS INC.



By:/s/ Edward T. Stolarski                By: /s/ Kevin Kelly
   --------------------------------           --------------------------------
   Name:  Edward T. Stolarski                 Name:  Kevin Kelly
   Title:  Executive Vice President           Title:  President

                                                             EXHIBIT A TO COMMON
                                                          STOCK PURCHASE WARRANT

                   [FORM OF] ELECTION TO PURCHASE COMMON STOCK

The undersigned hereby irrevocably elects to exercise the Warrant to purchase _______ shares of Class common stock ("Shares") of BRANDPARTNERS GROUP, INC. (the "Company") and hereby [makes payment of US$_________ therefor] [or] [makes payment therefor by assignment to the Company pursuant to Section 2(b)(ii) of the Warrant of US$_______ aggregate principal amount of Notes (as defined in the Purchase Agreement)] [or] [makes payment therefor by surrendering pursuant to
Section 2(b)(iii) Shares of the Company] [or] [makes payment therefor by cancellation pursuant to Section 2(b)(iv) of a portion of the Warrant with respect to Shares]. The undersigned hereby requests that certificates for such units be issued and delivered as follows:

ISSUE TO:
         ----------------------------------------------------------------------
                                     (NAME)

-------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

-------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           --------------------------------------------------------------------
                                     (NAME)

-------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

If the number of Shares purchased hereby is less than the number of Shares covered by the Warrant, the undersigned requests that a new Warrant representing the number of Shares not purchased be issued and delivered as follows:

ISSUE TO:
         ----------------------------------------------------------------------
                               (NAME OF HOLDER(1))

-------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
           --------------------------------------------------------------------
                                (NAME OF HOLDER)

-------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

Dated:                                    [CORPORATE MEZZANINE II, L.P.(1)]
      -----------------------------

                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:


(1) Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

                                                             EXHIBIT B TO COMMON
                                                          STOCK PURCHASE WARRANT

                              [FORM OF] ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase shares of common stock ("Shares"), of BRANDPARTNERS GROUP, INC. represented by the Warrant, with respect to the number of Shares set forth below:


Name of Assignee         Address               No. of Shares




and does hereby irrevocably constitute and appoint ________________________ Attorney to make such transfer on the books of BRANDPARTNERS GROUP, INC., maintained for that purpose, with full power of substitution in the premises.

Dated:                                    [CORPORATE MEZZANINE II, L.P.(1)]
      -----------------------------

                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:


(1) Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

                                                                       Execution

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT, dated as of October 22, 2001, between BRANDPARTNERS GROUP, INC., a Delaware corporation (the "Corporation"), and the SECURITYHOLDERS (as defined below).


         The Securityholders own or have the right to purchase or otherwise acquire shares of the Common Stock (as defined below) of the Corporation. The Corporation and the Securityholders deem it to be in their respective best interests to enter into this Agreement to set forth the rights of the Securityholders in connection with public offerings and sales of the Common Stock.


         NOW THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and the Securityholders hereby agree as follows:

Section 1. Definitions. The following words and terms shall have the following meanings, respectively, unless the context clearly requires otherwise:

                  "Board" means the Board of Directors of the Corporation.

                  "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are required to be closed.

                  "Commission" means the Securities and Exchange Commission or any other governmental body or agency succeeding to the functions thereof.

                  "Common Stock" means the shares of the Corporation's Common Stock, par value $.01 per share, or any other securities into which the Common Stock may hereafter be converted or for which the Common Stock may be exchanged.

                  "Purchase Agreement" means the Subordinated Note and Warrant Purchase Agreement, as amended, modified or supplemented from time to time, dated as of October 22, 2001, by and among the Corporation, Willey Brothers Inc. and Corporate Mezzanine II, L.P.

                  "Exchange Act" means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Indemnified Person" shall have the meaning ascribed thereto in Section 7.

                  "Majority of Registering Securityholders" means, at any time, those Securityholders which or who hold at least a majority of the Registrable Shares included or proposed to be included in a registration.

                  "Majority of Securityholders" means, at any time, those Securityholders which or who hold at least a majority of the Registrable Shares then held by all Securityholders.

                  "Person" shall be construed broadly and shall include, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Prospectus" means the prospectus included in a Registration Statement, including any prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Public Offering" means the closing of a public offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities to be issued as consideration in connection with a business acquisition or an offering of securities issuable pursuant to an employee benefit plan.

                  "Registrable Shares" means (i) shares of Common Stock held by any Securityholder or issuable or issued upon conversion of Warrants held by any Securityholder and (ii) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares described in clause (i). As to any particular Registrable Shares, such Registrable Shares shall cease to be Registrable Shares when (A) they have been registered under the Securities Act, the Registration Statement in connection therewith has been declared effective, (B) they are sold or distributed pursuant to Rule 144 or may be sold or distributed by the holder thereof pursuant to Rule 144(k), or (C) they have ceased to be outstanding.

                  "Registration Date" means the date upon which the Registration Statement pursuant to which the Corporation shall have initially registered shares of Common Stock under the Securities Act for sale in a Public Offering shall have been declared effective by the Commission.

                  "Registration Statement" shall mean any registration statement of the Corporation which covers any of the Registrable Shares and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

                  "Securities Act" means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Securityholders" means, collectively, each of the Securityholders listed on the signature pages hereto, and includes any successor to, or assignee or transferee of, any such Person who or which agrees in writing to be treated as a Securityholder hereunder and to be bound by the terms and comply with all applicable provisions hereof.

                  "Securityholders' Counsel" has the meaning ascribed thereto in
Section 4(a)(ii).

                  "Subsidiary" means, with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body), at the time as of which any determination is being made, are owned by such first Person either directly or through one or more of its Subsidiaries.

Section 2. Piggyback Registration. If the Corporation at any time proposes for any reason to register shares of Common Stock under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto)), it shall promptly give written notice to the Securityholders of its intention to so register such shares not less than 15 Business Days before the Corporation makes such filing. Upon the written request, delivered to the Corporation within five Business Days after delivery of any such notice by the Corporation, of a Securityholder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Corporation shall use commercially reasonable efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration, subject to conflicting contractual rights of selling stockholders who are not Securityholders; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration the Corporation shall determine for any reason either not to register or to delay registration of such securities, the Corporation may, at its election, give written notice of such determination to each holder of Registrable Shares and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the registration expenses pursuant to Section 6 in connection therewith), and (ii) in the case of a determination to delay registering any Registrable Shares, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering such other securities; provided further, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares requested to be included in such registration would materially interfere with the successful marketing (including pricing) of the Common Stock proposed to be registered by the Corporation, then the number of shares of Common Stock proposed to be included in such registration shall be included in the following order:

                           first, the Common Stock proposed to be registered by the Corporation;

                           second, the Common Stock requested to be included in such registration statement by selling stockholders who are not Securityholders who have been granted registration rights, prior to the date hereof, that conflict with, or have any priority over, the registration rights granted hereby third, the Registrable Shares requested to be included in such registration pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder; and

                           fourth, the Common Stock held by selling stockholders who are not Securityholders.

Notwithstanding anything to the contrary in this Agreement, in no event shall the amount of Registrable Securities included in the offering be reduced below one (1%) of the total amount of securities included in such offering. If any Registrable Securities are to be excluded from the offering, the amount to be excluded shall be apportioned among the selling Securityholders pro rata according to the amount of Registrable Securities requested by each such Securityholder to be included in the offering. For purposes of the preceding sentence concerning apportionment, for any selling Securityholder of Registrable Securities which is a partnership or corporation, the partners, retired partners and stockholders of such Securityholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single "selling Securityholder," and any pro-rata reduction with respect to such "selling Securityholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Securityholder," as defined in this sentence. Any Securityholder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement filed pursuant to this Section 2 by giving written notice to the Corporation of its request to withdraw; provided, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Securityholder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

Section 3. Holdback Agreement.

         (a) If the Corporation at any time shall register shares of Common Stock under the Securities Act (including any registration pursuant to Section
2) for sale to the public pursuant to a Public Offering, the Securityholders shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Registrable Shares (other than those shares of Common Stock included in such registration pursuant to
Section 2) without the prior written consent of the Corporation, for a period designated by the Corporation in writing to the Securityholders, which period shall, unless otherwise required by applicable law as expressed in an opinion of counsel to the Corporation, not begin more than 10 days prior to the effectiveness of the Registration Statement pursuant to which such Public Offering shall be made and shall not last more than 90 days after the closing of the sale of shares pursuant to such Registration Statement, whether or not such Securityholder participates in such registration; provided, however, that (i) all officers and directors of the Corporation, all ten-percent securityholders, and all other Persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements and (ii) any waiver or termination of the prohibition set forth in this Section 3(a) by the Corporation or any underwriter shall apply to all Persons who are subject hereto or any similar such obligation on a pro rata basis. Each holder of Registrable Securities agrees that the Corporation may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 3(a).

         (b) If the Corporation at any time pursuant to Section 2 of this Agreement shall register under the Securities Act Registrable Shares held by Securityholders for sale to the public pursuant to a Public Offering, the Corporation shall not, without the prior written consent of a Majority of Securityholders, effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriters, which period shall not begin more than 10 days prior to the effectiveness of the Registration Statement pursuant to which such Public Offering shall be made and shall not last more than 90 days after the closing of the sale of shares pursuant to such Registration Statement, except (i) as part of such registration, (ii) pursuant to registrations of Forms S-4 or S-8 or any successor or similar forms thereto, (iii) as otherwise permitted by the managing underwriter of such offering (if any), or (iv) if such offering is not underwritten, then such period shall last not more than 90 days after the effective date of such registration statement, or the time all shares covered thereby are sold, if earlier.

Section 4. Preparation and Filing.

         (a) If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to use commercially reasonable efforts to effect the registration of, and keep effective a Registration Statement for, any Registrable Shares, subject to the first and second provisos of Section 2, the Corporation shall, as expeditiously as practicable:

                  (i) If the Public Offering is not an underwritten public offering, use its best efforts to cause a Registration Statement that registers such Registrable Shares to remain effective for a period of 90 days (extended for such period of time as the Securityholders whose Registrable Shares are included therein are required to discontinue disposition of Registrable Shares pursuant to Section 4(b)) or until all of such Registrable Shares have been disposed of (if earlier);

                  (ii) furnish, at least five Business Days before filing a Registration Statement that relates to the registration of such Registrable Shares, a Prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or Prospectus, to one counsel (the "Securityholders' Counsel") selected by a Majority of Registering Securityholders, and copies of all such documents proposed to be filed (it being understood that such five-Business-Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the

Securityholders' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                  (iii) notify the Securityholders whose Registrable Shares are included therein of the effectiveness of such Registration Statement and prepare and promptly file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to (A) keep such Registration Statement effective for at least a period of 180 days (extended for such period of time as Securityholders whose Registrable Shares are included therein are required to discontinue disposition of Registrable Shares pursuant to Section 4(b)) or until all of such Registrable Shares have been disposed of (if earlier), (B) correct any statements or omissions if any event with respect to the Corporation shall have occurred as a result of which any such Registration Statement or Prospectus as then in effect would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading, and (C) comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

                  (iv) notify in writing the Securityholders' Counsel and the Securityholders whose Registrable Shares may be included in such Registration Statement promptly of (A) the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such Registration Statement or Prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) the receipt by the Corporation of any notification or written information with respect to the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (C) the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                  (v) use commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Securityholders holding such Registrable Shares reasonably request, to keep such registrations or qualifications in effect for so long as the registration statement covering such Registrable Shares remains in effect and use commercially reasonable efforts to do any and all other acts and things which may be reasonably necessary or advisable to enable such Securityholders to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Securityholders; provided, however, that the Corporation will not be required to qualify generally to do business or to file or general consent to service of process in any jurisdiction where it would not otherwise be required to do so but for this subclause (v);

                  (vi) furnish to the Securityholders holding such Registrable Shares such number of copies of a summary Prospectus, if any, or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Securityholders may reasonably request in order to facilitate the sale or other disposition of such Registrable Shares;

                  (vii) notify the Securityholders holding such Registrable Shares on a timely basis at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in clause (i) of this Section 4(a), of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and furnish to such Securityholders a reasonable number of copies of, and file with the Commission, a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (viii) use its best efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

                  (ix) use its best efforts to obtain from its counsel an opinion or opinions in customary form naming the Securityholders holding such Registrable Shares as additional addressees or parties who may rely thereon;

                  (x) provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) and a CUSIP number for such Registrable Shares, in each case not later than the effective date of such registration;

                  (xi) issue to any underwriter to which the Securityholders holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

                  (xii) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use commercially reasonable efforts to qualify such Registrable Shares for inclusion on The Nasdaq Stock Market or The Nasdaq SmallCap Market;

                  (xiii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to the Securityholders holding such Registrable Shares earnings statements (which need not be audited) covering a period of 12 months, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities
Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Shares are sold to underwriters in a firm commitment or best efforts Public Offering, and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Corporation, after the effective date of a Registration Statement, which statements shall cover said 12-month period ; and

                  (xiv) use commercially reasonable efforts to take all other steps necessary to effect the registration of, and maintain an effective Registration Statement with respect to, such Registrable Shares contemplated hereby.

         (b) Each holder of the Registrable Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section 4(a)(vii) or, shall forthwith discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 4(a)(viii), and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder's possession, of the most recent Prospectus covering such Registrable Shares at the time of receipt of such notice.

Section 5. Expenses. All expenses (other than underwriting discounts and commissions relating to the Registrable Shares, as provided in the last sentence of this Section 6) incurred by the Corporation in complying with Section 4, including, without limitation, all registration and filing fees (including all expenses incident to filings with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation's counsel and accountants and the reasonable fees and expenses of the Securityholders' Counsel, shall be paid by the Corporation; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall be borne by the holders selling such Registrable Shares and in proportion to the number of Registrable Shares sold by each such holder.

Section 6. Indemnification. (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by law, each Securityholder, each underwriter, broker or any other Person acting on behalf of the holders of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act (each such indemnified Person being referred to herein as an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in or incorporated by reference in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Corporation of the Securities Act, the Exchange Act or state securities or blue sky laws and shall promptly reimburse the Indemnified Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to any such Indemnified Person to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, final Prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Indemnified Person specifically for use in the preparation thereof;

         (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares or being registered shall, severally and not jointly, to the fullest extent permitted by law, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Corporation, each director of the Corporation, each officer of the Corporation who shall have signed such Registration Statement, each agent, underwriter, broker or other Person acting on behalf of the Corporation, each other holder of Registrable Shares and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter by or on behalf of such holder specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 7(a) or
Section 7(b), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the indemnified party's failure to give such notice shall not release, relieve or in any way affect the indemnifying party's obligation hereunder to indemnify the indemnified party unless and to the extent that the rights of the indemnifying party are prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded (based on the written advice of counsel) that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the reasonable fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 7.

         (d) (i) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein (other than as a result of the applicability of the two provisos in Section 7(a)), then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (ii) The Corporation and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (d) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph and subdivision (c) of this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Section 7. Underwriting Agreement. (a) Notwithstanding the provisions of Section 3, Section 4, Section 6 and Section 7, to the extent that the Corporation and at least the Majority of Registering Securityholders shall enter into an underwriting or similar agreement that contains provisions which conflict with any provision of any such Sections, the provisions contained in such agreement shall control.

         (b) The Corporation shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customarily given their role in such distribution.

         (c) No Securityholder may participate in any registration hereunder that is underwritten unless such Securityholder agrees to (i) sell such Securityholder's Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements approved by the Corporation and the Majority of Registering Securityholders (which approval shall not be unreasonably withheld by such Securityholders) and (ii) as expeditiously as possible, notify the Corporation of the occurrence of any event concerning such Securityholder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 8. Information by Holder. The Securityholders shall furnish to the Corporation such written information regarding the Securityholders and the distribution proposed by the Securityholders as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 9. Exchange Act Compliance. From the Registration Date or such earlier date as a Registration Statement filed by the Corporation pursuant to the Exchange Act relating to any class of the Corporation's securities shall have become effective, the Corporation shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Corporation shall cooperate with the Securityholders in supplying such information as may be necessary for the Securityholders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

Section 10. Mergers, Etc. The Corporation shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Corporation shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Corporation under this Agreement.

Section 11. New Certificates. As expeditiously as possible after the effectiveness of any Registration Statement filed pursuant to this Agreement, the Corporation will deliver in exchange for any legended certificate evidencing Registrable Shares so registered, new stock certificates not bearing any restrictive legends, provided that in the event less than all of the Registrable Shares evidenced by such legended certificate are registered, the holder thereof agrees that a new certificate evidencing such unregistered shares will be issued bearing the appropriate restrictive legend.

Section 12. No Conflict of Rights; Selection of Underwriter. The Corporation shall not, at any time after the date hereof, grant any registration rights that conflict with, or have any priority over, the registration rights granted hereby. In any Public Offering, the managing underwriter shall be a nationally recognized investment banking firm chosen by the Board.

Section 13. Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Shares outstanding.

Section 14. Miscellaneous.

         (a) Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation and the Securityholders and, subject to Section 15(b), the respective successors and assigns of the Corporation and the Securityholders. This Agreement is not intended to create any third party beneficiaries,

         (b) Assignment. Each Securityholder may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Securityholder, whereupon such purchaser or transferee shall have the benefits of and shall be subject to the restrictions contained in this Agreement as if such purchaser or transferee was originally included in the definition of a Securityholder and had originally been a party hereto.

         (c) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         (d) Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect hereto and thereto.

         (e) Notices. All communications hereunder to any party shall be 'deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier guaranteeing next day delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at its address below or such other address as such party may hereafter designate in writing:

                  if to the Corporation, to:

                  BrandPartners Group, Inc.
                  777 Third Avenue
                  New York, New York 10017
                  Facsimile: (212) 421-2933
                  Attention: Edward Stolarski, Executive Vice President

                  with a copy to:

                  Modlin Haftel & Nathan LLP
                  777 Third Avenue, 30th Floor
                  New York, New York 10017
                  Facsimile:  (212) 832-1642
                  Attention:  Charles M. Modlin, Esq.

                  and

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, New York 10022
                  Facsimile: (212) 715-8000
                  Attention: Howard A. Sobel, Esq.


                  if to any Securityholder, to such Securityholder at the address indicated on Schedule I hereto.

         All such notices, requests, consents and other communications shall be deemed to have been given and received (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (ii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following such dispatch and (iii) in the case of mailing, on the third Business Day after the posting thereof.

         (f) Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Corporation and the Majority of Securityholders; provided, however, that no such modification, amendment or waiver that would treat any Securityholder in a non-ratable, discriminatory manner shall be made without the prior written consent of such Securityholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The Securityholders, to the fullest extent permitted by applicable laws, release the members of the Board from any and all claims for breach of fiduciary duty arising out of the application of this Section 15(f).

         (g) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         (h) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         (i) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED.

         (j) Jurisdiction and Venue.

                  (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the nonexclusive jurisdiction of any New York State court sitting in the Borough of Manhattan, the City of New York, or any federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any court thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York court or, to the extent permitted by law, in such federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (ii) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any New York State court sitting in the Borough of Manhattan, the City of New York, or federal court sitting in the Southern District of New York. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (iii) The parties further agree that the mailing by certified or registered mail, return receipt requested to both (i) the other party and
(ii) counsel for the other party (or such substitute counsel as such party may have given written notice of prior to the date of such mailing), of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law. Notwithstanding the foregoing, if and to the extent that a court holds such means to be unenforceable, each of the parties' respective counsel (as referred to above) shall be deemed to have been designated agent for service of process on behalf of its respective client, and any service upon such respective counsel effected in a manner which is permitted by New York law shall constitute valid and lawful service of process against the applicable party.

         (k) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (l) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

         (m) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.



                                          BRANDPARTNERS GROUP, INC.



                                          By: /s/ Edward T. Stolarski
                                              ---------------------------------
                                              Name:  Edward T. Stolarski
                                              Title:  Executive Vice President





                                          CORPORATE MEZZANINE II, L.P.



                                          By: /s/ Robert Finley
                                              ---------------------------------
                                              Name:  Robert Finley
                                              Title:  Attorney-in-Fact

                                                                      SCHEDULE I

                                 Securityholders

Corporate Mezzanine II, L.P.
c/o Canaan Partners
105 Rowayton Avenue
Rowayton, Connecticut 06853
Facsimile: (203) 854-9117

with a copy to:

Clifford Chance Rogers & Wells LLP
200 Park Avenue, 50th Floor
New York, New York 10166-0158
Attention: Robert S. Finley, Esq.

                                                                   EXECUTION

SUBORDINATION AND INTERCREDITOR AGREEMENT (this "AGREEMENT"), dated as of October 22, 2001,

BY AND AMONG

WILLEY BROTHERS INC., a New Hampshire corporation ("WILLEY"),

CORPORATE MEZZANINE II, L.P., a British Virgin Island limited partnership ("CMII"); and

FLEET CAPITAL CORPORATION, a Rhode Island corporation, as the Lender under the Bank Original Documents (defined below) or any successor or assignee thereof (together with each agent or similar representative for the lenders under any Bank Refinancing Documents (as defined below), "BANK").

WITNESSETH:

WHEREAS, Willey, CMII and the Bank are entering into this Agreement with each other to set forth fully the provisions by which the Subordinated Indebtedness is subordinate and junior in right of payment to all Bank Indebtedness.

WHEREAS, in order to induce the Bank to continue to extend credit under the Loan and Security Agreement, dated as of January 11, 2001 (as amended by the Amendment and Waiver Agreement, dated as of May 21, 2001, by the Second Amendment and Waiver dated as of the date hereof and as further amended, modified, restated or supplemented from time to time in accordance with its terms (but excluding any amendments, modifications, restatements or supplements (or portions thereof) effected in contravention of the terms of this Agreement), the "CREDIT AGREEMENT"), among Willey and the Bank and the other documents, instruments and/or agreements executed and/or delivered in connection therewith (collectively, as amended, modified, restated, extended, renewed or supplemented from time to time in accordance with their respective terms (but excluding any amendments, modifications or supplements (or portions thereof) effected in contravention of the terms of this Agreement), the "BANK ORIGINAL DOCUMENTS"), Willey and CMII have agreed to subordinate, pursuant to the terms hereof, the Subordinated Indebtedness to the Bank Indebtedness.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the transactions contemplated herein and under the CMII Documents and the Bank Documents, do hereby agree as follows:

1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings:

"AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For the purposes of this definition, "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof. A Person shall be deemed to control another Person if such Person owns 10% or more of the voting power for the election of the Board of Directors or similar management group of such other Person. For purposes of this definition, none of CMII, the Bank, or any Affiliate of any thereof shall be deemed to be an Affiliate of any Company.

"BANK" shall have the meaning assigned to such term in the preamble hereto. In the event that the Bank ceases to be a party to the Bank Documents and there is no agent or similar representative under the Bank Documents, "Bank" shall mean any and all banks thereunder. In any such circumstance, any reference herein to the "Bank" shall be deemed to be a reference to any and all "Holders of Bank Indebtedness", and any consent, direction, waiver, amendment or other action to be taken by the Bank hereunder shall be effective if taken by the Holders of a majority in interest of the Bank Indebtedness. If there is an agent or representative for the lenders under the Bank Documents, then "Bank" shall mean such agent or representative.

"BANK DEFAULT NOTICE" is defined in Section 2.4.2 hereof.

"BANK DOCUMENTS" means the Bank Original Documents and the Bank Refinancing Documents.

"BANK INDEBTEDNESS" means all indebtedness, liabilities and obligations of the Companies or any Affiliate of any Company to the Bank under or pursuant to the Bank Documents , whether direct or indirect, absolute or contingent, secured or unsecured, now existing or hereafter arising and whether with respect to principal, interest, reimbursement obligations, premiums, fees, expenses, post-bankruptcy interest, letters of credit, interest rate swaps, interest rate caps or otherwise, together with, subject to Section 3.4.2, all amendments, refinancings and refundings thereof in whole or in part (including with another bank or financial institution) in an amount not exceeding (a) $16,100,000 less
(b) the sum of (i) all payments of term loans constituting Bank Indebtedness made after the date hereof (excluding any Bank Refinancing Payments) plus (ii) the aggregate amount of all permanent reductions of revolving or similar loan commitments made after the date hereof (excluding Bank Refinancing Payments) (the "BANK INDEBTEDNESS CAP"); provided, further, that the foregoing limitation shall apply only to principal (and letter of credit reimbursement) amounts and not to interest, premium, expenses, charges, indemnities, fees or to any advances made for the purpose of protecting the value of the Collateral. Principal and letter of credit reimbursement amounts in excess of the Bank Indebtedness Cap shall not constitute "Bank Indebtedness." Notwithstanding the foregoing, Bank Indebtedness held by any Company or any Affiliate of any Company (whether as a result of subrogation or otherwise) or in which any Company or any Affiliate of any Company holds a participation or other interest or by any person who has acquired (whether as a result of subrogation or otherwise) Bank Indebtedness, directly or indirectly, which has been held by any Company or any Affiliate of any Company (or in which any Company or any Affiliate of any Company held or holds a participation or other interest), shall not constitute "BANK INDEBTEDNESS" under this Agreement (other than under this sentence), and no such Holder shall acquire any rights hereunder by virtue of holding such Bank Indebtedness.

"BANK INDEBTEDNESS CAP" is defined in the definition of Bank Indebtedness.

"BANK NONMONETARY DEFAULT" is defined in Section 2.4.2 hereof.

"BANK NOTE" means any of the promissory notes evidencing Bank Indebtedness.

"BANK ORIGINAL DOCUMENTS" is defined in the preamble hereto.

"BANK PAYMENT DEFAULT" is defined in Section 2.4.1 hereof.

"BANK REFINANCING DOCUMENTS" means any document evidencing a replacement, refinancing, renewal, extension, amendment or refunding of Bank Indebtedness and replacing any Bank Document, excluding, however, any terms thereof which would violate Section 3.4.2 hereof if contained in an amendment to any Bank Original Document.

"BANK REFINANCING PAYMENTS" means payments of Bank Indebtedness from the proceeds of loans or advances made pursuant to Bank Refinancing Documents, which permanently reduce Bank Indebtedness.

"BANKRUPTCY CODE" means Title II of the United States Code, as amended from time to time.

"BORROWER" means Willey.

"BPG" shall mean Brandpartners Group, Inc., a Delaware corporation.

"BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or Commonwealth of Massachusetts are authorized or required by law or executive order to close.

"CMII" shall have the meaning assigned to such term in the preamble hereto.

"CMII DOCUMENTS" means the CMII Original Documents and the CMII Refinancing Documents.

"CMII NOTE" means any of the promissory notes issued pursuant to the CMII Documents.

"CMII WARRANT" means any of the warrants issued under the CMII Documents.

"CMII ORIGINAL DOCUMENTS" means the Subordinated Note and Warrant Purchase Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time in accordance with its terms), among Willey, BPG and CMII, and the Transaction Documents (as defined in the Subordinated Note and Warrant Purchase Agreement) (as amended, modified, restated or supplemented from time to time in accordance with their respective terms).

"CMII PAYMENT BLOCKAGE PERIOD" is defined in Section 2.4.2 hereof.

"CMII REFINANCING DOCUMENTS" means documents evidencing a replacement, refinancing or refunding of Subordinated Indebtedness.

"CMII REFINANCING PAYMENTS" means payments from the proceeds of note purchases, loans or advances made pursuant to CMII Refinancing Documents, so long as any such CMII Refinancing Documents do not contain any terms which would violate Section 3.4.1 hereof if contained in any amendment of any CMII Original Documents.

"COLLATERAL" means all of the property and interests in property, tangible, real or personal, now owned or hereafter acquired by any Company, in or upon which any Company has granted a Lien, and including, without limitation, all proceeds and products of such property and interests in property.

"COMPANY" shall mean Willey and each Subsidiary thereof that shall have guaranteed or may (subject to the terms of this Agreement) hereafter guarantee payment or performance of any Subordinated Indebtedness or Bank Indebtedness.

"HOLDER" means a person who holds of record Bank Indebtedness or Subordinated Indebtedness, as the context dictates. No Person shall be entitled or required to receive notice as a Holder under this Agreement unless such Person (i) is a signatory to (or has assumed in writing the obligations of a Holder under) this Agreement in a manner reasonably acceptable to CMII and the Companies, and (ii) notice of the acquisition by such Person of Bank Indebtedness or Subordinated Indebtedness has been given to each party to this Agreement in the manner provided in this Agreement. Notwithstanding the foregoing, neither any Company nor any Affiliate thereof, shall constitute a Holder and no such person shall acquire any rights hereunder.

"LIEN" means any lien, collateral assignment, mortgage, pledge or security interest on the Collateral.

"PERIOD" is defined in Section 2.4.2 hereof.

"PROCEEDING" is defined in Section 2.3.1 hereof.

"SENIOR LIENS" means all Liens previously or hereafter granted by any Company to or for the benefit of the Bank and its successors, assigns and participants, securing in whole or in part any of the Bank Indebtedness.

"SUBORDINATED INDEBTEDNESS" means all present and future obligations, liabilities and indebtedness of the Companies of every type and nature, currently or hereafter due, incurred or created, arising under or in connection with the CMII Documents, including, without limitation: (i) all Obligations (as defined in the CMII Original Documents) or similar term contained in the CMII Refinancing Documents, (ii) all interest provided for in the CMII Original Documents or CMII Refinancing Documents (including, without limitation, interest arising prior to and after the commencement of any Proceeding in which any Company is the debtor, whether or not such interest is an allowed claim in such Proceeding) at the rates specified in the CMII Original Documents or CMII Refinancing Documents; and (iii) all fees, charges, expenses, indemnities and other amounts payable under or incidental to the CMII Original Documents or CMII Refinancing Documents.

"SUBORDINATED INDEBTEDNESS CAP" is defined in Section 3.4.1.

"SUBORDINATED LIENS" is defined in Section 2.3.1 hereof.

"SUBORDINATED PARTIES" is defined in Section 2.1 hereof.

"SUBORDINATED PAYMENT" is defined in Section 2.3.1 hereof.

"SUBORDINATION TERMINATION DATE" means the first date on which all amounts due or to become due on or in respect of Bank Indebtedness have been paid in full in cash and all commitments under the Bank Documents have been irrevocably terminated.

If the definition contained in this Agreement of any document or agreement shall exclude any amendment, modification or supplement (or any portion thereof), then such definition shall be deemed to mean such document or agreement and all amendments, modifications and supplements (or portions thereof) not so excluded.

2.    SUBORDINATION OF SUBORDINATED INDEBTEDNESS

2.1 SUBORDINATION. Each Company covenants and agrees, and CMII and, by its acceptance of a CMII Note, each other Holder of Subordinated Indebtedness (CMII and each such Holder, a "SUBORDINATED PARTY"), likewise covenants and agrees, that all rights of each present and future Holder of Subordinated Indebtedness and their representatives to payments or distributions of any kind or character under or in respect of Subordinated Indebtedness are hereby expressly subordinated and junior in right of payment, to the extent and in the manner set forth in this Section 2, to the prior payment in full in cash of all Bank Indebtedness in accordance with the terms of the Bank Documents.

      "SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT" means that no part of the Subordinated Indebtedness shall have any claim to the assets of the Companies on a parity with or prior to the claim of the Bank in respect of Bank Indebtedness. Unless and until the Bank Indebtedness shall have been fully and paid and satisfied, except as permitted by the terms of this Agreement: (i) the Subordinated Parties shall not take, demand or receive from the Companies and the Companies shall not make, give or permit, directly or indirectly, by setoff, offset, redemption, purchase or in any other manner, any payment or security for the whole or any part of the Subordinated Indebtedness and (ii) the Subordinated Parties shall not accelerate the scheduled maturity of any amount owing under any Subordinated Indebtedness.

      2.1.1 The Companies may make, and the Subordinated Parties may receive, payments of principal and scheduled payments of interest under the CMII Documents in the amounts and at the rates per annum specified therein, and payments of indemnities, fees, expenses and other amounts (excluding amounts in respect of the repurchase of any CMII Warrant), in each case, in accordance with the CMII Documents and subject to the provisions of Section 2.4 hereof; provided, however, that the Companies may make and the Subordinated Parties may receive, without regard to the provisions of Section 2.4 hereof, payments of indemnities, fees and expenses in an amount not exceeding $50,000 in any calendar year, of which not more than $25,000 shall be in respect of fees and expenses (excluding expenses relating to indemnification in respect of a third party claim).

      2.1.2 From and after the payment and satisfaction in full of the Bank Indebtedness, the Companies may make and the Subordinated Parties may receive payments in respect of Subordinated Indebtedness and the Subordinated Parties may exercise rights and remedies in respect of the Subordinated Indebtedness free of the restrictions of this Agreement (except for Section 2.10 hereof).

Notwithstanding the foregoing, no failure for any reason to give written notice to the Subordinated Parties of the occurrence of any Default or Event of Default shall affect the subordination of the Subordinated Indebtedness to the Bank Indebtedness pursuant to the terms hereof (including, without limitation, the obligation of the Subordinated Lenders to turn over any payment received by them upon, or in respect of, any Subordinated Indebtedness if any Event of Default under the Bank Documents shall have occurred and is then continuing or if any such payment would cause an Event of Default under the Bank Documents to occur or be continuing), or any rights or remedies of the Bank under this Agreement or under applicable law; provided, however, that no Subordinated Party shall have any obligation or be subject to any restriction arising from a Bank Non-Monetary Default unless such Subordinated Party has received a Bank Default Notice in respect thereof.

2.2 CONSENTS OF HOLDERS OF SUBORDINATED INDEBTEDNESS. Notwithstanding any of the terms of the CMII Documents, each Subordinated Party does hereby acknowledge the existence of the Bank Indebtedness and the Senior Liens; provided, however, that the foregoing provisions are intended solely for the benefit of the Bank and the Holders of Bank Indebtedness, and shall not constitute in any manner a waiver by any Holder of Subordinated Indebtedness of any default under any of the CMII Documents that may result from the performance by any Company under the Bank Documents.

2.3   LIQUIDATION, ETC.

      2.3.1 Upon any payment or distribution of any assets of any Company of any kind or character, whether in cash, property or securities (including, without limitation, payments or distributions payable to the Holders of Subordinated Indebtedness by virtue of the terms of any indebtedness which is subordinated in right of payment to Subordinated Indebtedness, including, without limitation, proceeds of subordinated liens ("SUBORDINATED LIENS") payable to the Holders of Subordinated Indebtedness by virtue of any subordination agreement in which CMII is a senior creditor (such payment or distribution being hereinafter referred to as a "SUBORDINATED PAYMENT")), by set-off or otherwise, to creditors in any liquidation or other winding-up of such Company or in the event of any receivership, insolvency, reorganization or bankruptcy proceeding, assignment for the benefit of creditors or any proceeding by or against such Company for any relief under any bankruptcy, reorganization or insolvency law or laws, Federal or state, or any law, Federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension of indebtedness (each, a "PROCEEDING"), the Bank shall first be entitled to receive payment in full in cash, in accordance with the terms of the Bank Documents and of this Agreement, of all amounts payable under or in respect of such Bank Indebtedness, before any payment or distribution (including, without limitation, Subordinated Payments and any proceeds of any Subordinated Lien) is made on, or in respect of, any Subordinated Indebtedness; and, in any such Proceeding, any distribution or payment, to which the Bank would be entitled except for the provisions hereof (including, without limitation, Subordinated Payments and any proceeds of any Subordinated Lien), shall be paid by such Company, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the Bank to the extent necessary to pay all such Bank Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to the Bank.

      2.3.2 In the event that, notwithstanding the foregoing, in any such Proceeding any payment or distribution of any assets of any Company, of any kind or character, whether in cash, property or securities, by set-off or otherwise, shall be received by any Holder of Subordinated Indebtedness (including, without limitation, Subordinated Payments and any proceeds of any Subordinated Lien) before all Bank Indebtedness is paid in full in cash, such payment or distribution shall be received (whether or not such payment or distribution shall have been made in accordance with a plan of reorganization or arrangement approved in bankruptcy or other proceedings) in trust on behalf of the Bank and shall be paid over to the Bank for application to the payment of all Bank Indebtedness remaining unpaid until such Bank Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the Bank. In the event of the failure of any Holder of Subordinated Indebtedness to endorse or assign to the Bank any such payment or distribution, the Bank is hereby irrevocably authorized to endorse or assign the same on behalf of any Holder of Subordinated Indebtedness.

      2.3.3 For purposes of this Section 2.3 only, the words "any payment or distribution of any assets of any Company of any kind or character, whether in cash, property or securities" shall be deemed not to include a payment or distribution of stock or securities (including, without limitation, Subordinated Payments and proceeds of any Subordinated Lien) of such Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law [or of any other corporation provided for by such plan of reorganization or readjustment] authorized by an order or decree of a court of competent jurisdiction which stock or securities are subordinate in right of payment to all then outstanding Bank Indebtedness at least to the same extent as the Subordinated Indebtedness is so subordinate as provided in this Agreement.

2.4   DEFAULT.

      2.4.1 In the event that any Bank Payment Default (as defined below) shall have occurred and be continuing, then no payment or distribution of any kind, whether in cash, property or securities (including, without limitation, any Subordinated Payment and proceeds of any Subordinated Lien), by set-off or otherwise, shall be made on, or in respect of, any Subordinated Indebtedness or for the acquisition, retirement, repurchase, redemption or defeasance thereof, and no Holder of Subordinated Indebtedness shall receive or accept any of the foregoing, unless and until the Holders of Subordinated Indebtedness have received written confirmation from the Bank that all amounts then due and payable in respect of the Bank Indebtedness shall have been paid in full in cash or cash equivalents; provided, however, that the foregoing limitation on payments and distributions in respect of Subordinated Indebtedness on account of such Bank Payment Default shall end upon the earliest to occur of (i) the 366th day after the occurrence of such Bank Payment Default and (ii) the date upon which such Bank Payment Default shall be cured or waived in accordance with the terms of the Bank Documents. "BANK PAYMENT DEFAULT" means any default in the payment when due of any Bank Indebtedness, whether at the stated maturity of any such payment or by declaration of acceleration or otherwise (any period during which the restriction under this Section 2.4.1 is continuing, a "SUBORDINATED PAYMENT BLOCKAGE Period"). The Bank shall provide prompt written notification to the Subordinated Parties of such Bank

Payment Default within twenty (20) Business Days following the occurrence thereof, specifying the amount in default and the date of such default and shall provide written confirmation that all amounts due and payable in respect of the Bank Indebtedness shall have been paid in full within twenty (20) Business Days following the occurrence thereof.

      2.4.2 In the event any Bank Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt of the Holders of Subordinated Indebtedness of written notice of such Bank Nonmonetary Default from the Bank (a "BANK DEFAULT NOTICE"), no payment or distribution of any kind, whether in cash, property or securities (including, without limitation, Subordinated Payments and proceeds of any Subordinated Lien), by set-off or otherwise, shall be made on, or in respect of, any Subordinated Indebtedness or for the acquisition, retirement, repurchase, redemption or defeasance thereof, and no Holder of Subordinated Indebtedness shall accept or receive any of the foregoing, during the period (the "SUBORDINATED NON-MONETARY PAYMENT BLOCKAGE Period", and together with a Subordinated Payment Blockage Period, each a "PERIOD") commencing on the date such Bank Default Notice is given to the Holders of Subordinated Indebtedness and ending on the earlier of (i) the date on which the Bank provides written notice to the Holders of Subordinated Indebtedness that such Bank Nonmonetary Default has been cured or waived in accordance with the terms of the Bank Indebtedness or has been rescinded or annulled or the Bank Indebtedness to which such Bank Nonmonetary Default relates has been fully discharged in a manner satisfactory to the Bank, which notice the Bank agrees to provide promptly, or (ii) the 181st day after the date such Bank Default Notice is given to the Holders of Subordinated Indebtedness. "BANK NONMONETARY DEFAULT" means the occurrence or existence and continuance of any event of default permitting Bank or one or more Holders of Bank Indebtedness to declare such Bank Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Bank Payment Default. No Bank Default Notice shall be effective under this Section 2.4.2 if (i) such Bank Default Notice shall be based upon or refer to any Bank Nonmonetary Default which shall have been in existence at the time of issuance of any previous Bank Default Notice unless such Bank Nonmonetary Default shall have ceased to exist for a period of at least 60 consecutive days prior to the date of such Bank Default Notice or (ii) such Bank Default Notice shall be based on or refer to any event of default existing at the time that any other Bank Default Notice was sent by Bank or such other agent. Notwithstanding the foregoing portions of this
Section 2.4.2, nothing contained in this Section 2.4.2 shall prohibit any Company from making, or any one or more Holders of Subordinated Indebtedness from receiving and retaining, payments in respect of the Subordinated Indebtedness for more than 180 days in any period of 365 consecutive days.

      2.4.3 During the period commencing on the earlier of the first day of any Period and ending on the earliest to occur of (i) the date on which such Period ends, (ii) the date 180 days after such first day; and (iii) the date that the Bank Indebtedness shall have become immediately due and payable, without the prior written consent of the Bank, no Holder of Subordinated Indebtedness will take any action to enforce payment of any Subordinated Indebtedness (including, without limitation, giving any notice of acceleration, making demand for any payment, instituting any suit, commencing any legal proceeding or enforcement action or joining in a petition instituting a Proceeding in which any Company is a debtor or affecting any assets of such Company).

      2.4.4 In the event that notwithstanding the foregoing, any Holder of Subordinated Indebtedness shall receive any payment or distribution of any assets of any Company of any kind or character, whether in cash, property or securities (including, without limitation, any Subordinated Payment and proceeds of any Subordinated Lien), by set-off or otherwise, in violation of this Section 2.4, such cash, property or securities shall be held in trust by the recipient thereof on behalf of the Bank and shall be paid over to the Bank for application to the payment of all Bank Indebtedness until all Bank Indebtedness shall have been paid in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to the Holders of such Bank Indebtedness. In the event of the failure of any Holder of any Subordinated Indebtedness to endorse or assign to the Bank any such payment or distribution, the Bank is hereby irrevocably authorized to endorse or assign the same on behalf of any Holder of Subordinated Indebtedness.

      2.4.5 Nothing contained in this Agreement shall prevent the addition of "PIK Amounts" (as such term is defined in the CMII Note) to the "Accreted Principal Amount" (as such term is defined in the CMII Note).

2.5 RESUMPTION OF PAYMENTS; NO DEFAULT, ETC. From and after the date on which any Period ends (and until the commencement of any other Period) each Company may pay and each Holder of Subordinated Indebtedness may receive and retain any payments otherwise permitted under Section 2.1 which shall have accrued and become due and payable through such time. Whether or not Section 2.3 or Section
2.4 prevents any payment or distribution in respect of Subordinated Indebtedness, the failure of any Company to make any payment in respect of the Subordinated Indebtedness as required by the CMII Documents shall nonetheless constitute a default thereunder.

2.6 SUBROGATION TO RIGHTS OF THE BANK. Upon the payment in full in cash of all amounts due or to become due on or in respect of Bank Indebtedness and the irrevocable termination of all commitments under the Bank Documents, to the extent cash, property or securities otherwise payable or deliverable to the Holders of Subordinated Indebtedness shall have been applied to the payment of Bank Indebtedness pursuant to this Agreement, then the Holders of Subordinated Indebtedness shall be subrogated to the rights of the Bank to receive such payments and distributions of cash, property and securities applicable to the Bank Indebtedness until the principal of and any interest on the Subordinated Indebtedness and all other amounts payable in respect of Subordinated Indebtedness shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the Bank of any cash, property or securities to which the Holders of Subordinated Indebtedness would be entitled except for the provisions of this Agreement, and no payment over pursuant to the provisions of this Agreement to the Bank by the Holders of Subordinated Indebtedness, shall, as among each Company and its creditors (other than the applicable Holders of Bank Indebtedness and Holders of Subordinated Indebtedness), be deemed to be a payment or distribution by such Company to or on account of any Bank Indebtedness. At such time as the Holders of Subordinated Indebtedness become subrogated to the rights of the Bank to receive payments and distributions of cash, property and securities applicable to Bank Indebtedness as set forth in this Section 2.6, the Bank shall (at the cost and expense of the Holders of Subordinated Indebtedness) execute and deliver to the Holders of the Subordinated Indebtedness such assignments of the Bank Documents (without recourse and without representation or warranty of any kind, other than the authority of the Bank to execute and deliver such assignments) to the Holders of Subordinated Indebtedness, as such Holders may reasonably request, such assignments to be in form, scope and substance satisfactory to such Holders of Subordinated Indebtedness and the Bank.

2.7 CERTAIN RIGHTS. Each Subordinated Party, agrees to execute and deliver to the Bank such assignments or other instruments as may be reasonably requested by the Bank in order to enable the Bank to enforce its rights hereunder and to collect, to the extent entitled thereto under this Agreement, any and all dividends or other payments or disbursements which may be made at any time on account of all or any of the Subordinated Indebtedness so long as any Bank Indebtedness is outstanding.

2.8 BENEFIT OF SUBORDINATION PROVISIONS. Each Subordinated Party, agrees that the Bank shall not be liable for any action or failure to act under or in connection with any of the Bank Documents, it being understood that the decisions as to whether or not to act and the manner of proceeding under such instruments and documents are within the sole discretion of the Bank, and shall not be affected in any manner by the existence of the Subordinated Indebtedness. It is further agreed that such obligations as may be imposed under the Bank Documents or under the Uniform Commercial Code or other applicable law shall run exclusively to the benefit of the Bank and may be enforced or waived only by the Bank.

2.9 NO PAYMENTS IN VIOLATION OF THIS AGREEMENT. Each Company and each Subordinated Party agrees that no payments or distributions, by set-off or otherwise, will be made by or on behalf of such Company, and no payments or distributions will be received by or on behalf of any Subordinated Party in violation of the terms of this Agreement.

2.10 RETURNED PAYMENTS. Without limiting any other provision of this Agreement, Bank Indebtedness shall not be deemed to have been paid in full for purposes of this Agreement if any payment in respect thereof shall have been restored or returned to the payor or its trustee in accordance with the order of any court of competent jurisdiction in any insolvency, bankruptcy, dissolution, liquidation or reorganization of the payor (or a settlement of any claim or potential claim made in connection with any such proceeding), or as required or agreed upon or as a result of the appointment of a custodian, receiver, trustee or other officer with respect to the payor or any substantial part of its property or otherwise, and this Agreement shall be reinstated as to any Bank Indebtedness as to which any such restoration or return shall have occurred.

2.11 NOTICE OF DEFAULT. Each Subordinated Party agrees to notify each Holder of Bank Indebtedness (or any representative thereof), in writing, at least seven
(7) Business Days prior to taking any action to accelerate any Subordinated Indebtedness or to otherwise commence the exercise of its rights in respect of any default under the CMII Documents, in each case as is permitted by this Agreement.

2.12 CERTAIN POWERS OF THE BANK. Each Subordinated Party agrees that, subject to Section 3.4.2 hereof, without notice to or consent by it, (a) the liability of any Company in respect of the Bank Indebtedness may, in whole or in part, be renewed, extended, modified, restated, released, replaced, refinanced or refunded by the Bank and the Bank Documents may be amended or supplemented, as the Bank may deem advisable, (b) any Collateral and/or security interests in respect of Bank Indebtedness may, from time to time, in whole or in part, be exchanged, released, continued, not perfected, not timely perfected, sold or surrendered by the Bank, (c) the amount of the Bank Indebtedness may, from time to time, be increased through further loans, or otherwise, (d) any deposit balance or balances to the credit of any Company may, from time to time, in whole or in part, be surrendered or released by the Bank, and (e) any of the provisions hereof may be waived partially or entirely by the Bank as to some Subordinated Indebtedness but not other Subordinated Indebtedness, all without impairing or in any way affecting the subordination of the Subordinated Indebtedness contained in this Agreement; nor shall the subordination of the Subordinated Indebtedness herein contained be impaired or affected in any way by any other action, inaction or omission in respect of the Bank Indebtedness or the Senior Liens or this Agreement.

2.13 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of any Company, the Holders of the Subordinated Indebtedness shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Holders for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the Bank and other indebtedness of such Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2, in each case, so long as such order or decree is consistent with this Agreement.

2.14 POWER OF ATTORNEY; AGREEMENT TO COOPERATE. Each Subordinated Party agrees that in the event that as of the time thirty (30) days prior to the bar date in any Proceeding, no proof of claim shall have been filed in such Proceeding in respect of Subordinated Indebtedness, then, and in any such event, the Bank is irrevocably authorized and empowered to file, for and on behalf of the Holders of Subordinated Indebtedness, a proof of claim in respect of Subordinated Indebtedness in such Proceeding and following the time of such filing of such a proof of claim in accordance with the terms of this Section 2.14 by the Bank and until any Holder of Subordinated Indebtedness shall, in writing, provide notice to the Bank terminating the authority granted in this Section 2.14 (which notice may be given by any Holder of Subordinated Indebtedness at any time) to the Bank, the Bank is authorized for and on behalf of the Holders of Subordinated Indebtedness to demand, sue for, collect and receive every payment or distribution in respect of Subordinated Indebtedness (to which CMII and each other Holder of Subordinated Indebtedness would, but for the subordination provisions contained herein, be entitled), and to give acquittance therefor and to take such other actions (including, without limitation, voting for or against plans of reorganization, seeking or opposing adequate protection, seeking or opposing relief from the automatic stay, supporting or opposing applications of any Company or other parties and taking or refraining from taking any other action which CMII or such other Holder of Subordinated Indebtedness is entitled to take or refrain from taking in any such Proceeding), as the Bank may deem necessary or advisable for the enforcement of the provisions of this Agreement. Notwithstanding any such termination of authority by such Holder, the Bank is authorized to vote claims in respect of Subordinated Indebtedness on behalf of such Holder of Subordinated Indebtedness if such Holder of Subordinated Indebtedness shall not have voted such claim within ten (10) days before the expiration of the time to vote any such claim (unless there is less than thirty
(30) days in total for voting on the matter at issue).

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

3.1 INDEBTEDNESS. Each Company jointly and severally represents, and CMII, to the best of its knowledge, represents, to the Bank that there are at present no documents or instruments evidencing, creating or convertible into or exchangeable for any Subordinated Indebtedness other than the documents listed on Schedule 3.1 hereto. CMII hereby represents to the Bank that it owns the CMII Notes for its own account. CMII hereby further represents to the Bank that no Company has granted to CMII or any Affiliate of CMII a lien, mortgage or security interest of any type or nature in respect of the Subordinated Indebtedness in any of such Company's assets.

3.2   EXISTENCE AND AUTHORITY. CMII represents to the Bank that:

      3.2.1 it is a limited partnership duly formed, validly existing and in good standing under the laws of the British Virgin Island; and

      3.2.2 its execution, delivery and performance of this Agreement are within its company power, have been authorized by all necessary company actions and are not in contravention of its limited partnership agreement or any law binding on it.

3.3 NO CONFLICT. CMII represents to the Bank that CMII's execution, delivery and performance of this Agreement will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required under, any other agreement to which CMII is party.

3.4   CERTAIN COVENANTS.

      3.4.1 COVENANTS OF CMII. Until the Subordination Termination Date and notwithstanding anything contained in the CMII Documents or the Bank Documents to the contrary, CMII shall not and by its acceptance of a CMII Note and/or CMII Warrant, each other Holder of Subordinated Indebtedness agrees that it shall not without the prior written consent of Bank (which consent shall not be unreasonably withheld), agree to any amendment, modification or supplement to the CMII Original Documents or CMII Refinancing Documents, the effect of which is to (i) increase the maximum principal amount of the Subordinated Indebtedness above at any time, the sum of (x) $5,000,000 and interest added to principal of the CMII Notes, minus (y) the sum of all payments of principal constituting Subordinated Indebtedness made after the date hereof and through such time (excluding CMII Refinancing Payments) or increase the rate of interest on any of the Subordinated Indebtedness (which shall not include the imposition of any default rate of interest contemplated by the CMII Documents), (ii) change to an earlier date the dates upon which any payment of principal or interest on the Subordinated Indebtedness is due, (iii) change (in a manner adverse to a Company or to any Holder of Bank Indebtedness) or add any event of default or any covenant with respect to the Subordinated Indebtedness, (iv) change the redemption, repurchase, put or prepayment provisions of the Subordinated Indebtedness to require earlier redemption, repurchase or prepayment or permit an earlier put, (v) alter the subordination provisions with respect to the Subordinated Indebtedness, including, without limitation, subordinating the Subordinated Indebtedness to any other debt, (vi) change the maturity date or the date when payable of any of the Subordinated Indebtedness to an earlier date or otherwise to alter the repayment terms of the Subordinated Indebtedness to require earlier repayment, (vii) take any Liens in any assets of any Company or
(viii) change or amend any other term of the CMII Original Documents or CMII Refinancing Documents if such change or amendment would increase the obligations of any Company (or any other Note Party, as defined in the CMII Original Documents as in effect on the date hereof) in any material manner or confer additional material rights on CMII or any other Holder of Subordinated Indebtedness or otherwise have a Material Adverse Effect (as defined in the Bank Documents) on the Bank. In the event of a replacement, refinancing or refunding of the Bank Indebtedness pursuant to Bank Refinancing Documents, CMII shall, upon request of the Bank, execute a confirmation (in a form reasonably acceptable to CMII) that the Bank is entitled to the benefits of this Agreement.

      3.4.2 COVENANTS OF THE BANK. Until the Subordination Termination Date and notwithstanding anything contained in the Bank Documents to the contrary, the Bank agrees that it shall not without the prior written consent of the Holders of a majority in principal amount of the Subordinated Indebtedness (which consent shall not be unreasonably withheld) (i) increase the Bank Indebtedness above the Bank Indebtedness Cap, (ii) increase the interest rate with respect to the Bank Indebtedness by more than 200 basis points, except in connection with the imposition of a default rate under subsection 2.1.2 of the Credit Agreement (as in effect on the date hereof) (or a comparable provision under any Bank Refinancing Document), or (c) extend the final maturity of the Bank Indebtedness (including without limitation through automatic renewals under subsection 4.1 of the Credit Agreement) until a date later than September 22, 2008.

      3.4.3 COVENANTS OF THE COMPANIES. Each Company agrees and covenants that it will not take or omit to take any action if the effect of such action or omission would be contrary to or would result in a violation of any of the provisions of this Agreement.

4. PRIORITY OF LIENS; NO CONTEST. CMII and, by its acceptance of a CMII Note and/or CMII Warrant, each other Holder of Subordinated Indebtedness, agrees that it will not contest the validity, perfection, priority or enforceability of the Senior Liens and that as between CMII or any such other Holder of a CMII Note or CMII Warrant on the one hand and the Bank on the other hand, the terms of this Agreement shall govern even if all or part of the Bank Indebtedness or the Senior Liens are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise; provided, however, that the terms, provisions and restrictions of this Section 4 shall be void and of no further force and effect upon the payment in full in cash of all Bank Indebtedness and the irrevocable termination of all commitments under the Bank Documents.

5. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Holders of Subordinated Indebtedness, on the one hand, and the Bank, on the other hand. [Nothing contained in this Agreement is intended to or shall (a) impair, as between any Company and its creditors (other than the Bank and the Holders of Subordinated Indebtedness), the obligation of such Company, which is absolute and unconditional (and which, subject to the rights under this Agreement of the Bank and the Holders of Subordinated Indebtedness, except as expressly set forth in the CMII Documents and herein, is intended to rank equally with all other general obligations of such Company), to pay to the Holders of Subordinated Indebtedness the principal of and interest on the Subordinated Indebtedness and all other amounts payable thereunder in accordance with the terms of the Subordinated Indebtedness; (b) affect the relative rights against such Company of the Holders of Subordinated Indebtedness on the one hand and the creditors of such Company other than the Bank on the other hand; or (c) except as provided in Sections 2, 3 and 4 hereof, prevent any Holders of Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law and under the CMII Documents upon default, subject to the rights, under this Agreement of the Bank.

6. LEGEND Until such time as all amounts due or to become due on or in respect of Bank Indebtedness have been paid in full in cash and the Bank Documents have been irrevocably terminated, the CMII Notes shall at all times contain in a conspicuous manner a legend substantially similar to the following:

      "This Note and the indebtedness evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as amended, modified or supplemented from time to time, the "SUBORDINATION AGREEMENT") dated as of October 22, 2001; by and among Willey Brothers Inc.; Corporate Mezzanine II, L.P.; and Fleet Capital Corporation ("BANK"); and each of their respective successors and assigns, to the "Bank Indebtedness" as defined therein; and each holder of this Note, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement."

7.    MISCELLANEOUS.

7.1 NOTICE TO HOLDERS. Each Company shall give prompt written notice to the Holders of any fact known to such Company which would prohibit the making of any payment or distribution by such Company in respect of Subordinated Indebtedness.

7.2 NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future Holder of any Bank Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act, in good faith, by any such Holder, or by any noncompliance by any Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such Holder may have or be otherwise charged with.

7.3 BINDING NATURE. Except as provided in Section 7.15 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

7.4 CONFLICT. As between the Holders of Bank Indebtedness, on the one hand, and the Holders of Subordinated Indebtedness, on the other hand, in the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the CMII Documents or Bank Documents, the provisions of this Agreement shall control and govern.

7.5   INTENTIONALLY OMITTED.

7.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement but all of which together shall constitute one and the same instrument.

7.7 HEADINGS. The descriptive headings herein are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. Words used herein, regardless of the number and gender specifically used shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

7.8 NOTICES. All notices, requests, consents, demands, approvals and other communications hereunder shall be deemed to have been duly given, made or served if in writing and when delivered personally (including without limitation by means of telecopier before 4:00 p.m. (New York time)), or the day following delivery to a nationally recognized, reputable overnight courier service which guarantees delivery within twenty-four hours, charges prepaid, to the respective parties to this Agreement as follows:

      7.8.1  if to any Company:

             Willey Brothers, Inc
             10 Main Street
             Rochester, New Hampshire 13839
             Attention:  Kevin Kelly, President
             Facsimile No.:


             With copies to:

             Modlin Haftel & Nathan LLP
             777 Third Avenue, 30th Floor
             New York, New York 10017
             Attention:  Charles M. Modlin, Esq.
             Facsimile No.: (212) 832-1642

             and

             Kramer Levin Naftalis & Frankel LLP
             919 Third Avenue
             New York, New York 10022
             Attention:  Howard A. Sobel, Esq.
             Facsimile No.: (212) 715-8000

      7.8.2  If to CMII:

             c/o Canaan Partners
             105 Rowayton Avenue
             Rowayton, Connecticut 06853

             Attention: Earl Mix
             Facsimile No.: (203) 854-9117


             With a copy to:

             Clifford Chance Rogers & Wells LLP
             200 Park Avenue
             New York, New York 10166-0165

             Attention:  Robert S. Finley, Esq.
             Facsimile No.: (212) 878-8375

      7.8.3  If to the Bank:

             Fleet Capital Corporation
             60 East 42nd Street
             New York, New York 10017
             Attention:  Loan Administration Manager
             Facsimile No.:  (212) 885-8808


             With a copy to:

             Kramer Levin Naftalis & Frankel LLP
             919 Third Avenue
             New York, New York 10022
             Attention:  Carl Frischling, Esq.
             Facsimile No.:  (212) 715-8000

The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given and made when received by the party to whom such communication was sent. Unless the Bank otherwise specifies in writing in the manner provided herein, all notices which must be provided to Holders of Bank Indebtedness may be sent to the Bank.

7.9 SEVERABILITY. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

7.11  WAIVER OF JURY TRIAL AND SET OFF; CONSENT TO JURISDICTION.

      7.11.1 EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, OR ENFORCEMENT HEREOF. EACH OF SUCH PARTIES HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, OF ANY FEDERAL COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE VALIDITY, PROTECTION INTERPRETATION OR ENFORCEMENT HEREOF.

      7.11.2 In any litigation hereunder each of the parties hereto waives, to the fullest extent it may effectively do so, personal service of any summons, compliant or other process and agrees that the service thereof may be made by certified or registered mail directed to any such party at its address set forth in Section 7.8 hereof or as set forth in the next sentence.

7.12 ENTIRE AGREEMENT. This Agreement represents the entire agreement among the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, shall not be affected by reference to any other document. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but such may be accomplished only by an instrument in writing signed by all parties hereto.

7.13 AMENDMENT. No provision of this Agreement may be amended, modified or waived except by a writing signed by each of the parties hereto.

7.14 TERMINATION. This Agreement shall terminate on the Subordination Termination Date.

7.15 NO BENEFIT TO COMPANIES. No Company is a beneficiary of any portion of this Agreement or shall have any rights arising under this Agreement or any right to enforce any provision hereof.

7.16 OBLIGATIONS JOINT AND SEVERAL. All obligations of the Companies under this Agreement are joint and several.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date fist above written.


WILLEY BROTHERS INC.

By:   /s/ Kevin Kelly
      ----------------------------
      Name:  Kevin Kelly
      Title:  President



CORPORATE MEZZANINE II, L.P.

By:   /s/ Robert Finley
      ---------------------
      Name:  Robert Finley
      Title:  Attorney-in-Fact



FLEET CAPITAL CORPORATION

By:   /s/ Michael Kerneklian
      ----------------------------
      Name:  Michael Kerneklian
      Title:  Vice President